EXUCUTION VERSION

REVOLVING CREDIT AGREEMENT

dated as of August 12, 2024,

among
BAKKT HOLDINGS, INC.,
as Holdings,
BAKKT OPCO HOLDINGS, LLC,
as the Borrower,
THE SUBSIDIARIES OF HOLDINGS
FROM TIME TO TIME PARTY HERETO,
as Guarantors
and
INTERCONTINENTAL EXCHANGE HOLDINGS, INC.,
as Lender

Page
SECTION 1.01. Defined Terms    1
SECTION 1.02. Terms Generally; Reclassification    23
SECTION 1.03. Accounting Terms    24
SECTION 1.04. Timing of Payment of Performance; Times of Day    24
SECTION 1.05. Division of Limited Liability Company    24
SECTION 1.06. Benchmark Replacement Setting    24
SECTION 1.07. Rates    25
ARTICLE 2    THE LOAN    26
SECTION 2.01. Commitment to Lend    26
SECTION 2.02. Requests for Borrowings    26
SECTION 2.03. Notice to Lender; Funding of Loans    27
SECTION 2.04. Evidence of Debt    27
SECTION 2.05. Maturity of Loans    28
SECTION 2.06. Interest    28
SECTION 2.07. Commitment Fees    29
SECTION 2.08. Optional Termination, Reduction of Commitment    29
SECTION 2.09. Scheduled Termination of Commitment    29
SECTION 2.10. Prepayments    29
SECTION 2.11. General Provisions as to Payments    30
SECTION 2.12. Funding Losses    30
SECTION 2.13. Computation of Interest and Fees    30
SECTION 2.14. Taxes    30
SECTION 2.15. Conversion and Continuation of Loans    31
SECTION 2.16. Term SOFR Conforming Changes    32
SECTION 2.17. Basis for Determining Interest Rate Inadequate or Unfair    32
SECTION 2.18. Illegality    33
SECTION 2.19. Base Rate Loans Substituted for Affected Term SOFR Loans    33
ARTICLE 3    REPRESENTATIONS AND WARRANTIES    33
SECTION 3.01. Organization; Powers    33
SECTION 3.02. Authorization; Enforceability    34
SECTION 3.03. Governmental Approvals; No Conflicts    34
SECTION 3.04. No Material Adverse Effect    34
SECTION 3.05. Properties.    34
SECTION 3.06. Litigation and Environmental Matters.    34
    i

Page
SECTION 3.07. Compliance with Laws    35
SECTION 3.08. Investment Company Status    35
SECTION 3.09. Taxes    35
SECTION 3.10. ERISA; Plan Assets    35
SECTION 3.11. Disclosure    35
SECTION 3.12. Solvency    35
SECTION 3.13. Capitalization and Subsidiaries    36
SECTION 3.14. Security Interest in Collateral    36
SECTION 3.15. Federal Reserve Regulations    36
SECTION 3.16. Sanctions; Anti-Terrorism Laws; Anti-Corruption Laws    37
SECTION 3.17. Use of Proceeds    37
ARTICLE 4    CONDITIONS PRECEDENT    37
SECTION 4.01. Closing Date    37
SECTION 4.02. Each Credit Extension    38
ARTICLE 5    AFFIRMATIVE COVENANTS    38
SECTION 5.01. Financial Statements and Other Reports    39
SECTION 5.02. Existence    40
SECTION 5.03. Payment of Taxes    40
SECTION 5.04. Maintenance of Properties    40
SECTION 5.05. Insurance    41
SECTION 5.06. Inspections    41
SECTION 5.07. Maintenance of Book and Records    41
SECTION 5.08. Compliance with Laws    41
SECTION 5.09. Use of Proceeds    42
SECTION 5.10. Additional Collateral; Further Assurances    42
SECTION 5.11. Conduct of Business    43
SECTION 5.12. [Reserved]    43
SECTION 5.13. Post-Closing Matters    43
ARTICLE 6    NEGATIVE COVENANTS    43
SECTION 6.01. Indebtedness    43
SECTION 6.02. Liens    45
SECTION 6.03. Restrictive Agreements    46
SECTION 6.04. Restricted Payments; Certain Payments of Indebtedness    48
SECTION 6.05. Investments    49

Page
SECTION 6.06. Fundamental Changes; Disposition of Assets    51
SECTION 6.07. Sales and Lease-Backs    52
SECTION 6.08. Transactions with Affiliates    52
SECTION 6.09. Amendments or Waivers of Organizational Documents    53
SECTION 6.10. Amendments of or Waivers with Respect to Junior Debt    53
ARTICLE 7    EVENTS OF DEFAULT    53
SECTION 7.01. Events of Default    53
ARTICLE 8    MISCELLANEOUS    55
SECTION 8.01. Notices    55
SECTION 8.02. Waivers; Amendments    57
SECTION 8.03. Expenses; Indemnity; Damage Waiver    57
SECTION 8.04. Waiver of Claim    59
SECTION 8.05. Successors and Assigns    59
SECTION 8.06. Survival    59
SECTION 8.07. Counterparts; Integration; Effectiveness    60
SECTION 8.08. Severability    60
SECTION 8.09. Right of Setoff; Obligations Absolute    60
SECTION 8.10. Governing Law; Jurisdiction; Consent to Service of Process    61
SECTION 8.11. Waiver of Jury Trial    62
SECTION 8.12. Headings    62
SECTION 8.13. Confidentiality    62
SECTION 8.14. No Fiduciary Duty    63
SECTION 8.15. USA PATRIOT Act    63
SECTION 8.16. Conflicts    64
ARTICLE 9    LOAN GUARANTY    64
SECTION 9.01. Guaranty    64
SECTION 9.02. Guaranty of Payment    64
SECTION 9.03. No Discharge or Diminishment of Loan Guaranty    64
SECTION 9.04. Defenses Waived    65
SECTION 9.05. Authorization    66
SECTION 9.06. Rights of Subrogation    66
SECTION 9.07. Reinstatement; Stay of Acceleration    66
SECTION 9.08. Information    67
SECTION 9.09. Maximum Liability    67

Page
SECTION 9.10. Contribution    67
SECTION 9.11. Liability Cumulative    68
SECTION 9.12. Release of Loan Guarantors    68

SCHEDULES:

Schedule 2.01 – Commitment
Schedule 5.13 – Post-Closing Items

EXHIBITS:

Exhibit A – Form of Borrowing Request
Exhibit B – Form of Notice of Interest Rate Election
Exhibit C – Form of PIK Election Notice
Exhibit D – Form of Joinder Agreement

    v

REVOLVING CREDIT AGREEMENT, dated as of August 12, 2024 (this “Agreement”), by and among Bakkt Holdings, Inc., a corporation organized under the laws of the State of Delaware (“Holdings”), Bakkt Opco Holdings, LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”), the SUBSIDIARIES of Holdings from time to time party hereto as guarantors, and Intercontinental Exchange Holdings, Inc., a corporation organized under the laws of Delaware (the “Lender”), as the lender.
RECITALS
WHEREAS, the Borrower has requested that the Lender agree to make available to the Borrower a Commitment to make revolving credit loans from time to time up to an aggregate principal amount at any one time outstanding of $40,000,000 (exclusive of any PIK Interest Amounts added to the principal balance of the Loans in accordance with Section 2.06(c)); and
WHEREAS, the Lender is willing to make such Commitment available to the Borrower on the terms and subject to the conditions hereinafter set forth;
NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Accordingly, the parties hereto agree as follows:
ARTICLE 1DEFINITIONS
SECTION 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings, threatened in writing against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person and shall include any Person that directly or indirectly owns 10% or more of any class of Capital Stock of the Person specified. None of the Lender or any of its Affiliates shall be considered an Affiliate of Holdings or any subsidiary thereof for purposes of this Agreement and the other Loan Documents.
“Agreement” has the meaning assigned to such term in the preamble to this Agreement.
“Anti-Corruption Laws” means Requirements of Law relating to antibribery or anti-corruption (governmental or commercial), including, without limitation, laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign government official, foreign government employee, person or commercial entity to obtain a business advantage, or the offer, promise, or gift of, or the request for, agreement to receive or receipt of a financial or other advantage to induce or reward the improper proper performance of a relevant function or activity; such as, without limitation, the U.S. Foreign

Corrupt Practices Act of 1977, as amended from time to time, and all laws enacted to implement the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions applicable in the United States.
“Anti-Terrorism Laws” means Requirements of Law relating to terrorism or money laundering in the United States, including the Executive Order, the USA PATRIOT Act, together with all rules, regulations and interpretations thereunder or related thereto.
“Applicable Margin” means, at any time, the rate per annum equal to (a) in the case of Term SOFR Loans, 12.0% and (b) in the case of Base Rate Loans, 11.0%.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 1.06(d).
“Bankruptcy Code” means Title 11 of the U.S. Code (11 U.S.C. § 101 et seq.).
“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Lender) or any similar release by the Federal Reserve Board (as determined by the Lender) (the “Prime Rate”) for such day, (b) the sum of 0.50% plus the Federal Funds Rate for such day and (c) Term SOFR, as determined pursuant to clause (b) of the definition thereof, with an Interest Period of one month plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively; provided that if the Base Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Base Rate Loan” means a Loan to be made by the Lender as a Loan accruing interest by reference to the Base Rate in accordance with the applicable Borrowing Request or pursuant to Section 2.15.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Benchmark” means, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, then “Benchmark” means, with respect to such obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.06.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Lender and the Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable currency at such time and (ii) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than zero, such Benchmark Replacement will be deemed to be zero percent for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Lender and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency.
“Benchmark Replacement Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate” (if applicable), the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any currency:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c)

and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.06 and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.06.
“Board” means the Board of Governors of the Federal Reserve System of the U.S.
“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing.
“Borrower” shall have the meaning given to such term in the preamble hereto.
“Borrowing” means a borrowing of a Loan (which may be a Term SOFR Borrowing or a Base Rate Borrowing) pursuant to Section 2.01.
“Borrowing Request” shall have the meaning given to such term in Section 2.02.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.
“Cash” means money, currency or a credit balance in any demand account or deposit account. For the avoidance of doubt, and in respect of any financial covenant or ratio, the amount of Cash at any time shall be determined in accordance with GAAP.
“Cash Equivalents” means, as at any date of determination:
(a)readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the government of the U.S., Canada, the United Kingdom or any member nation of the European Union rated at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) or (ii) issued by any agency or instrumentality of any of the foregoing, the obligations of which are backed by the full faith and credit of the U.S., Canada, the United Kingdom or any such member nation of the European Union, as applicable, in each case having average maturities of not more than 24 months from the date of acquisition thereof and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;

(b)readily marketable direct obligations issued by any state, commonwealth or territory of the U.S. or any political subdivision, taxing authority or any public instrumentality thereof or by any foreign government, in each case having average maturities of not more than 24 months from the acquisition thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) or otherwise having an investment grade rating from S&P or Moody’s and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;
(c)commercial paper and variable fixed rate notes having average maturities of not more than 24 months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(d)deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by the Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;
(e)securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank having capital and surplus of not less than $500,000,000;
(f) marketable short-term money market and similar highly liquid funds (i) having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) or (ii) having assets in excess of (x) $500,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $250,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions; and
(g)other Investments made in accordance with Holding’s investment policy, as approved by Holdings’ board of directors and as in effect on the Closing Date and as amended from time to time with the prior written consent of the Lender.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change of Control” means the earliest to occur of:
(a)the acquisition by any Person or group, including any group acting for the purpose of acquiring, holding or disposing of Securities, other than the Lender or an Affiliate of the Lender, of the direct or indirect beneficial ownership of Capital Stock representing more than 30% of the total voting power of all of the outstanding Voting Stock of Holdings or the Borrower;
(b)a transaction or a series of related transactions occurs that results in the holders of the total voting power of all of the outstanding Voting Stock of Holdings existing immediately prior to the commencement of such transaction(s), together, ceasing to beneficially own at least 60% of the total voting power of all of the outstanding Voting Stock of Holdings;
(c)during any period of 12 consecutive months, a majority of the members of the Board of Directors of Holdings cease to be composed of individuals (i) who were members of such Board of Directors on the first day of such period, (ii) whose election or nomination to such Board of Directors was approved by individuals referred to in the preceding clause (i) constituting at the time of such election or nomination at least a majority of such Board of Directors or (iii) whose election or nomination to such Board of Directors was approved by individuals referred to in the preceding clauses (i) and (ii) constituting at the time of such election or nomination at least a majority of such Board of Directors; or
(d)Holdings ceases to be the managing member of the Borrower.
For purposes of this definition including other defined terms used herein in connection with this definition (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the date hereof and (ii) the words “Person” and “group” shall be within the meaning of Section 13(d) or 14(d) of the Exchange Act as in effect on the date hereof.
“Closing Date” has the meaning set forth in Section 4.01 (it being understood and agreed that such date occurred on August 12, 2024).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all property of a Loan Party subject to a Lien under the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to the Collateral Documents to secure the Obligations.
“Collateral Documents” means, collectively, the Pledge and Security Agreement and any other documents granting a Lien upon the Collateral as security for payment of the Obligations pursuant to the terms hereof or any other Loan Document.
“Commitment” means the amount set forth opposite the name of the Lender on Schedule 2.01, as such amount may be reduced from time to time pursuant to Section 2.08.
“Confidential Information” has the meaning assigned to such term in Section 8.13(a).
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Default” means any event or condition which upon notice, lapse of time or both would (unless cured or waived) become an Event of Default.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks.
“Disclosure Letter” means the disclosure letter to this Agreement, dated as of the Closing Date, executed and delivered by Holdings and Borrower to Lender in connection with this Agreement, as may be updated from time to time in accordance with the Loan Documents.
“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock and Cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock and Cash in lieu of fractional shares), in whole or in part, on or prior to 91 days following the Termination Date at the time such Capital Stock is issued, (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or loans or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Termination Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation which may come into effect prior to the Termination Date (or the date that is 91 days following the Termination Date at the time such Capital Stock is issued) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Termination Date at the time such Capital Stock is issued; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Capital Stock.
“Dollars” or “$” refers to lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of United States or any state thereof.
“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata & natural resources such as wetlands, flora and fauna.
“Environmental Claim” means any notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising out of any Environmental Law, including (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any

Release or threatened Release of Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to natural resources or the environment.
“Environmental Laws” means any and all applicable foreign or domestic, federal, provincial, territorial or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to the protection of the environment, including those relating to any Hazardous Materials Activity, or the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member, (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member and (c) for purposes of Section 302 of ERISA and Section 412 of the Code, any organization which is a member of an affiliated service group within the meaning of Section 414(m) of the Code of which that Person is a member or any other Person which is treated as a single employer with such Person under Section 414(o) of the Code.
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Pension Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the appointment of a trustee to administer any Pension Plan; (f) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan if there is any liability therefor under Title IV of ERISA, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, excise taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan; or (i) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan, other than for PBGC premiums due but not delinquent.
“Event of Default” has the meaning assigned to such term in Article 7.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.
“Excluded Assets” means (i) any fee-owned or leased real property, (ii) any property, to the extent a security interest in any such property would be prohibited or restricted by any contract, license, franchise, charter, authorization, agreement, instrument or other document binding upon Holdings or any Subsidiary of Holdings (including any legally effective prohibition or restriction) or would give rise to a right of termination in favor of any counterparty to such contract, license, franchise, charter, authorization, agreement, instrument or other document after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and other applicable laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code and other applicable laws notwithstanding such prohibition (unless such consent, approval, license or authorization has been received and, in any event, only for so long as such restriction exists), (iii) motor vehicles and other assets and personal property subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement or equivalent under applicable law, (iv) assets and personal property for which a pledge thereof or a security interest therein is prohibited by applicable laws (including any legally effective requirement to obtain the consent of any Governmental Authority) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and other applicable laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code and other applicable laws notwithstanding such prohibition, (v) Excluded Capital Stock, (vi) assets and personal property to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by the Borrower in good faith and consented to by the Lender, (vii) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto and (viii) any lease, license, contract, instrument or other agreements or any property (including personal property) subject to a purchase money security interest, Financing Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license, contract, instrument or agreement, purchase money, Financing Lease Obligation or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and other applicable laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code and other applicable laws notwithstanding such prohibition.
“Excluded Capital Stock” means (i) any Capital Stock with respect to which, in the reasonable judgment of the Lender and the Borrower, the cost of pledging such Capital Stock shall be excessive in view of the benefits to be obtained by the Lender therefrom, (ii) solely in the case of any pledge of Capital Stock of any Subsidiary that is a CFC or FSHCO to secure the Obligations, any Capital Stock that are Voting Stock of such Subsidiary that is a CFC or FSHCO in excess of 65% of the outstanding Capital

Stock that are Voting Stock of such Subsidiary that is a CFC or FSHCO, (iii) any Capital Stock to the extent, and for so long as, the pledge thereof would be prohibited by any applicable law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained), (iv) Capital Stock of any Person (other than any Wholly-Owned Subsidiary) acquired after the Closing Date to the extent, and for so long as, the pledge of such Capital Stock would be prohibited by, or would create an enforceable right of termination in favor of any other party thereto (other than Holdings, the Borrower or any Wholly-Owned Subsidiary) under, the terms of any Contractual Obligation, Organizational Document, joint venture agreement or shareholders’ agreement applicable to such Person (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the UCC or any other applicable law) (and so long as such Contractual Obligation or other relevant restriction was not incurred in contemplation of such acquisition), (v) the Capital Stock of any Subsidiary of a CFC or FSHCO and (vi) any Capital Stock of any Subsidiary to the extent that the pledge of such Capital Stock would result in material adverse tax consequences to Holdings, the Borrower or any Subsidiary of the Borrower as reasonably determined by the Borrower in good faith and as consented to by the Lender.
“Excluded Subsidiary” means:
(a)    any Subsidiary that is prohibited by (x) applicable law or (y) Contractual Obligation from guaranteeing the Obligations (and for so long as such restriction is in effect); provided that in the case of clause (y), such Contractual Obligation existed on the Closing Date or, with respect to any Subsidiary acquired by Holdings or a Subsidiary after the Closing Date (and so long as such Contractual Obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired;
(b)    (i) any direct or indirect Foreign Subsidiary, (ii) any Subsidiary that is a FSHCO, (iii) any direct or indirect Subsidiary of a CFC or FSHCO, or (iv) any other Subsidiary for which the provision of a Guarantee would result in a material adverse tax consequence to Holdings, the Borrower or any Subsidiary (as reasonably determined by the Borrower in good faith and as agreed to by the Lender);
(c)    any Immaterial Subsidiary (including, as of the Closing Date: Bakkt Trade, LLC; Bakkt Clearing, LLC; and B2S Canada, LLC);
(d)    Bakkt Crypto Solutions, LLC; Bakkt Trust Company LLC; and Bakkt Brokerage, LLC; and
(e)    any other Subsidiary with respect to which, in the reasonable judgment of the Lender in consultation with the Borrower (confirmed in writing by notice to the Borrower), the cost of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lender therefrom.
Notwithstanding anything to the contrary in the foregoing, (x) no Subsidiary organized under the laws of the United States shall be considered an Excluded Subsidiary on the basis that the provision of a Loan Guaranty by such Subsidiary would result in material adverse tax consequences as a result of the operation of Section 956 of the Code or otherwise (other than to the extent such Subsidiary would otherwise be an Excluded Subsidiary pursuant to clause (b) or (c) of this definition), (y) the Borrower shall not be an Excluded Subsidiary and (z) no Subsidiary that owns Capital Stock of the Borrower shall be an Excluded Subsidiary.
“Excluded Taxes” means, with respect to a Recipient, (a) Taxes imposed on (or measured by) its income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) any Tax under FATCA, (d) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f), and (d) U.S. federal backup withholding Taxes pursuant to Section 3406 of the Code (or any successor provision).
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations promulgated thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Lender, on such day on such transactions as determined by the Lender; provided, further, that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Financial Officer” of any Person means (i) the chief financial officer, the treasurer, any assistant treasurer, any vice president of finance or the controller of such Person or any officer with substantially equivalent responsibilities of any of the foregoing or (ii) the chief executive officer or president of such Person.
“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Financial Officer of Holdings or the Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of Holdings as at the dates indicated and the results of its consolidated operations and cash flows for the periods indicated, subject to, in the case of quarterly financial statements, the absence of footnotes and changes resulting from audit and normal year-end audit adjustments.
“Financing Lease Obligation” means, as applied to any Person, an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not as an operating lease) for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected on the applicable financial statements of such Person as a liability in accordance with GAAP; provided, that for all purposes hereunder, any obligations of such Person that would have been treated as operating leases in accordance with Accounting Standards Codification 840 (regardless of whether or not then in effect) shall be treated as operating leases for purposes of all financial definitions, calculations and covenants (other than for purposes of the delivery of financial statements prepared in accordance with GAAP), without giving effect to Accounting Standards Codification 842 requiring operating leases to be recharacterized or treated as capital or finance leases.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of Holdings, ending on December 31 of each year.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FSHCO” means any direct or indirect Subsidiary of the Borrower that has no material assets other than equity and/or indebtedness of one or more Foreign Subsidiaries of the Borrower that are CFCs.
“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is being made, subject to the provisions of Section 1.03.
“Global Intercompany Note” means an intercompany promissory note in a form reasonably acceptable to the Lender and the Borrower.
“Governmental Authority” means any federal, state, provincial, territorial, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank), in each case, whether associated with a state or locality of the U.S., the U.S., or a foreign government.
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “Primary Obligor”) in any manner and including any obligation of the guarantor, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such guarantor securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Guaranteed Obligations” has the meaning assigned to such term in Section 9.01.
“guarantor” has the meaning assigned to such term in the definition of “Guarantee”.
“Guarantor Percentage” has the meaning assigned to such term in Section 9.10.
“Hazardous Materials” means petroleum products and other hydrocarbons, solvents, polychlorinated bi-phenyls, asbestos and asbestos-containing materials and any other chemical, material, substance or waste, or any constituent thereof, that is prohibited, limited or regulated by any Environmental Law.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.
“Holdings” has the meaning assigned to such term in the preamble to this Agreement.
“Immaterial Subsidiary” means, as of any date, any Subsidiary of Holdings (other than the Borrower) for which (a) the consolidated total assets (determined in accordance with GAAP) of such Subsidiary and its Subsidiaries constitute less than 5% of consolidated total assets and (b) the consolidated revenues (determined in accordance with GAAP) of such Subsidiary and its Subsidiaries constitute less than 5% of the consolidated revenues (determined in accordance with GAAP) of Holdings and its Subsidiaries, in each case, as of the last day of and for the most recently ended four consecutive Fiscal Quarters then most recently ended for which financial statements of the type described in Section 5.01(a) or 5.01(b), as applicable, have been delivered; provided that the consolidated total assets (as so determined) and revenues (as so determined) of all Immaterial Subsidiaries shall not exceed 10% of consolidated total assets or 10% of the consolidated revenues of Holdings and its Subsidiaries that are not otherwise Excluded Subsidiaries by virtue of any of clauses (a) through (c) or (e) through (g) of the definition of “Excluded Subsidiary” as of the last day of and for the relevant most recent four consecutive Fiscal Quarters then most recently ended for which financial statements of the type described in Section 5.01(a) or 5.01(b), as applicable, have been delivered, as the case may be. Notwithstanding the foregoing, for purposes of Article 7 of this Agreement, the term “Immaterial Subsidiary” shall not include any “significant subsidiaries” (as defined in Article 1 of Regulation S-X) or group of subsidiaries that would together constitute a “significant subsidiary” (as so defined).
“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money (including, for the avoidance of doubt, the Loan); (b) Financing Lease Obligations; (c) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments; (d) any obligation owed for all or any part of the deferred purchase price of property or services (other than (i) trade accounts payable or accrued expenses and (ii) any contingent obligation incurred in connection with any Investment permitted under Section 6.05 unless such obligation is not paid within five (5) Business Days after becoming due and payable); (e) all Indebtedness of others secured by any Lien on any property or asset owned or held by such Person regardless of whether the Indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person (provided that the amount of any such Indebtedness that is nonrecourse shall be deemed to be equal to the lesser of (i) the amount for which such Person is actually liable and (ii) the fair market value of the property securing such obligations); (f) the amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock and (i) all net obligations of such Person in respect of any Derivative Transaction, including any hedge agreement, whether or not entered into for hedging or speculative purposes. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited.
“Indemnified Taxes” means (a) Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document other than Excluded Taxes and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 8.03(b).
“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Termination Date; provided that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Termination Date.
“Interest Period” means:
(a)    with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:
(i)    any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and
(ii)    any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and
(b)    with respect to each Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending one, three or six months thereafter, as the Borrower may elect in the applicable Borrowing Request or Notice of Interest Rate Election; provided that:
(i)    any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

(iii)    any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and
(iv)    no tenor that has been removed from this definition pursuant to Section 1.06(d) shall be available for specification in such Borrowing Request or Notice of Interest Rate Election;
For purposes of this definition, the date of a Borrowing shall initially be the date on which such Borrowing is to be advanced and shall thereafter be the effective date of the most recent conversion or continuation of such Borrowing pursuant to Section 2.15.
“Interpolated Screen Rate” means, with respect to Term SOFR, the rate which results from interpolating on a linear basis between:
(a) the Term SOFR Screen Rate for the longest period for which the Term SOFR Screen Rate is available for such Term SOFR Loan, which period is less than the Interest Period of such Term SOFR Loan; and
(b) the Term SOFR Screen Rate for the shortest period for which the Term SOFR Screen Rate is available for such Term SOFR Loan, which period exceeds the Interest Period of such Term SOFR Loan;
provided that if any such Interpolated Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Investment” means (a) any purchase or other acquisition, or ownership, by Holdings or any of its Subsidiaries of any of the Securities of any other Person (other than Holdings or any other Loan Party), (b) the acquisition by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all of the business, property or fixed assets of any Person or any division or line of business or other business unit of any Person, (c) any Guarantee by Holdings or any of its Subsidiaries of Indebtedness of any other Person (other than Holdings or any other Loan Party) and (d) any loan, advance (other than advances made on an intercompany basis between or among Holdings and the other Loan Parties in the ordinary course of business for the purchase of inventory, materials, supplies and/or equipment or in respect of allocation of corporate overhead expenses) or capital contribution by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Subsidiary Guarantor). The amount, as of any date of determination, of any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by Holdings in accordance with GAAP. For purposes of covenant compliance with Section 6.05, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in Cash in respect of such Investment.
“IP Rights” has the meaning assigned to such term in Section 3.05(b).
“IRS” means the U.S. Internal Revenue Service.
“Joinder Agreement” has the meaning assigned to such term in Section 5.10(a).

“Junior Debt” means any Indebtedness of Holdings and its Subsidiaries that is (i) unsecured or expressly subordinated in right of payment to the Obligations (other than Indebtedness among Holdings and its Subsidiaries) or (ii) secured by a Lien on the Collateral that ranks junior in right of security to the Liens on the Collateral securing the Obligations.
“Lender” means Intercontinental Exchange Holdings, Inc., a Delaware corporation, together with its permitted successors and assigns, acting in such capacity under this Agreement.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Financing Lease Obligation having substantially the same economic effect as any of the foregoing), in each case, in the nature of security.
“Loan” means a Loan made by the Lender (which may be a Term SOFR Loan or a Base Rate Loan) in accordance with the applicable Borrowing Request (and for the avoidance of doubt shall include all PIK Interest Amounts added thereon in accordance with Section 2.06(c)).
“Loan Documents” means this Agreement and the Collateral Documents then in effect and any other document or instrument designated by the Borrower and the Lender as a “Loan Document” entered into in accordance with Section 8.02. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, amendments and restatements, supplements or other modifications thereto.
“Loan Guarantor” means each Loan Party (except, solely with respect to obligations of the Borrower, the Borrower).
“Loan Guaranty” means the guaranty set forth in Article 9 of this Agreement.
“Loan Parties” means Holdings, the Borrower and each Subsidiary Guarantor.
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, assets or financial condition, in each case, of Holdings and its Subsidiaries, taken as a whole, (ii) the legality, validity, binding effect or enforceability against a Loan Party of a material Loan Document to which it is a party, (iii) the rights, remedies and benefits available to, or conferred upon, the Lender under the applicable Loan Documents or (iv) the ability of the Borrower and the Loan Guarantors to perform their obligations under the Loan Documents.
“Maximum Liability” has the meaning assigned to such term in Section 9.09.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, to which Holdings or any of its Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions and with respect to which any of them has an ongoing obligation.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 9.10.
“Notice of Interest Rate Election” shall have the meaning given to such term in Section 2.15.
“Obligated Party” has the meaning assigned to such term in Section 9.02.
“Obligations” means all unpaid principal of and accrued and unpaid interest (including any interest, fees and other amounts accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loan, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities, obligations, covenants and duties of any Loan Party to the Lender or any indemnified party arising under the Loan Documents, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation, formation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity.
“Other Connection Taxes” means Taxes imposed on any Recipient as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary, recording or filing Taxes or any other similar Taxes arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or the other Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Paying Guarantor” has the meaning assigned to such term in Section 9.10.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Holdings or any of its Subsidiaries, or any of their respective ERISA Affiliates, is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Permitted Refinancing Indebtedness” means, any Indebtedness that is incurred to refund, refinance, replace, exchange, renew, repay or extend any Indebtedness existing on the Closing Date or incurred (or established) in compliance with this Agreement; provided, however, that: (1) (a) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded, refinanced, replaced, exchanged, renewed, repaid or extended; and (b) to the extent such Permitted Refinancing Indebtedness refinances Junior Debt, such Permitted Refinancing Indebtedness is Junior Debt and, in the case of Indebtedness subordinated in right of payment to the Loans, is subordinated to the Loans on customary terms (as determined by the Lender in good faith); (2) Permitted Refinancing Indebtedness shall not include Indebtedness of a Subsidiary of Holdings that is not a Guarantor or Borrower that refinances Indebtedness of the Borrower or a Guarantor; (3) such Permitted Refinancing Indebtedness is incurred in an aggregate principal amount that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the then outstanding Indebtedness being refinanced, plus (y) accrued and unpaid interest, dividends, premiums, fees, costs and expenses in connection with such refinancing; and (4) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rates (including through fixed interest rates), interest rate margins, rate floors, fees, funding discounts, original issue discounts and redemption or prepayment terms and premiums) of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially more restrictive on Holdings and its Subsidiaries, when taken as a whole, than the terms and conditions of the Indebtedness being refinanced.
“Person” means any natural person, corporation, unlimited liability company, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.
“PIK Election Notice” means a written notice of election to pay interest in kind pursuant to and in accordance with Section 2.06(c) with respect to any interest period in advance of the applicable Interest Payment Date and substantially in the form of Exhibit C or such other form as may be approved by the Lender.
“PIK Interest Amount” has the meaning set forth in Section 2.06(c).
“PIK Premium” has the meaning set forth in Section 2.06(c).
“Pledge and Security Agreement” means that certain Pledge and Security Agreement, among the Borrower, the other Loan Parties and the Lender in a form reasonably acceptable to the Lender and the Borrower.
“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.
“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.
“Recipient” means any recipient of any payment to be made by or on account of any obligation of the Borrower or any other Loan Party.
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Representatives” has the meaning assigned to such term in Section 8.13(a).
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, territorial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” of any Person means the chief executive officer, a director, the president, executive vice president, any senior vice president, any vice president, the chief operating officer or any Financial Officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.
“Restricted Debt Payments” has the meaning set forth in Section 6.04(b).
“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of Holdings or any Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of Holdings or any Subsidiary now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of Holdings or any Subsidiary now or hereafter outstanding.
“Revolving Credit Period” means the period from and including the date hereof to but excluding the Termination Date.
“S&P” means S&P Global Ratings, a subsidiary of S&P Global Inc., and any successor to its rating agency business.

“Sanctioned Country” means any country or territory that, at the relevant time, is the subject or target of any comprehensive or countrywide Sanctions. As at the date hereof, Sanctioned Countries include Cuba (solely with respect to any Person organized under the laws of the United States or any political subdivision thereof), Iran, North Korea, Syria, and the Crimea, Donetsk, and Luhansk regions of Ukraine.
“Sanctions” means any United States sanctions administered by OFAC or the U.S. Department of State.
“SEC” means the Securities and Exchange Commission.
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.
“Security Agreement Joinder Agreement” has the meaning assigned to such term in the Pledge and Security Agreement.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Specified Event of Default” means an Event of Default specified in Sections 7.01(a), 7.01(f) or 7.01(g)).
“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
“Subsidiary” means any subsidiary of Holdings.
“Subsidiary Guarantor” means each Subsidiary of Holdings (other than any Excluded Subsidiary and other than the Borrower) that guarantees the Obligations pursuant to the terms of this Agreement, in each case, until such time as the respective Subsidiary is released from its obligations under the Loan Guaranty in accordance with the express terms and provisions hereof.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of October 15, 2021, by and among Holdings, and the other persons from time to time party thereto as TRA Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“Taxes” means any and all present and future taxes, assessments, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a) for any calculation with respect to a Term SOFR Borrowing, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator (the “Term SOFR Screen Rate”); provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that, if such fallback is not available, then Term SOFR with respect to such Term SOFR Borrowing for such Interest Period shall be the applicable Interpolated Screen Rate; and
(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided, further, that, if such fallback is not available, then Term SOFR with respect to such Term SOFR Borrowing for such Interest Period shall be the applicable Interpolated Screen Rate;
provided, further, that if Term SOFR determined as provided above (including pursuant to the provisos under clause (a) or clause (b) above) shall ever be less than zero, then Term SOFR shall be deemed to be zero for purposes of this Agreement.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Lender in its reasonable discretion).

“Term SOFR Conforming Changes” means, with respect to either the use or administration of Term SOFR, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability of Section 2.12 and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of Term SOFR or to permit the use and administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents (if any).
“Term SOFR Loan” means a Loan to be made by the Lender as a Loan accruing interest by reference to Term SOFR in accordance with the applicable Borrowing Request.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Term SOFR Screen Rate” has the meaning set forth in the definition of “Term SOFR”.
“Termination Date” means December 31, 2026.
“Threshold Amount” means $5,000,000.
“Total Unutilized Commitment” means, at any time, the aggregate amount of the Commitment available to be borrowed by the Borrower pursuant to Section 2.01 at such time less the aggregate outstanding principal amount of all Loans (exclusive of any PIK Interest Amounts added to the principal balance of the Loans in accordance with Section 2.06(c)).
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the grant or perfection of security interests.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“U.S.” means the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Voting Stock” shall mean, with respect to any Person, shares of such Person’s Capital Stock that is at the time generally entitled, without regard to contingencies, to vote in the election of the Board of Directors of such Person. To the extent that a partnership agreement, limited liability company agreement or other agreement governing a partnership or limited liability company provides that the members of the Board of Directors of such partnership or limited liability company (or, in the case of a limited partnership whose business and affairs are managed or controlled by its general partner, the Board of Directors of the general partner of such limited partnership) are appointed or designated by one or more Persons rather than by a vote of Voting Stock, each of the Persons who are entitled to appoint or designate the members of such Board of Directors will be deemed to own a percentage of Voting Stock of such partnership or limited liability company equal to (a) the aggregate votes entitled to be cast on such Board of Directors by the members of such Board of Directors which such Person or Persons are entitled to appoint or designate divided by (b) the aggregate number of votes of all members of such Board of Directors.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment (it being understood that the Weighted Average Life to Maturity shall be determined without giving effect to any change in installment or other payments of principal resulting from prepayments of such Indebtedness); by (b) the then outstanding principal amount of such Indebtedness.
“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock (including all voting and economic rights) of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
SECTION 1.2. Terms Generally; Reclassification. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified, extended, refinanced or replaced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications, extensions, refinancings or replacements set forth herein or in any Loan Document), (b) any reference to any law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof or thereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights.
SECTION 1.3. Accounting Terms. Unless otherwise specified herein, all terms of a financial or accounting nature used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by Holdings’ independent public accountants and except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) with the most recent audited consolidated financial statements of Holdings and its consolidated Subsidiaries delivered to the Lender.
SECTION 1.4. Timing of Payment of Performance; Times of Day. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
SECTION 1.5. Division of Limited Liability Company. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a subsidiary, Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
SECTION 1.6. Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to a Benchmark, the Lender and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Lender has posted such proposed amendment to the Borrower. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 1.06(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Lender will promptly notify the Borrower of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of the applicable Benchmark Replacement.
(c)Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1.06(d). Any determination, decision or election that may be made by the Lender pursuant to this Section 1.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement) or not in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any pending request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable currency and, failing that, (i) in the case of any request for an affected Term SOFR Borrowing, the Borrower will be deemed to have converted any such request into a request for a Borrowing of, or conversion to, Base Rate Loans in the amount specified therein; and (ii) any outstanding Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.12. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

SECTION 1.7. Rates. The Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to any Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Term SOFR Conforming Changes or Benchmark Replacement Conforming Changes. The Lender and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Lender may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE 2THE LOAN
SECTION 2.1. Commitment to Lend. Subject to the terms and conditions set forth herein, the Lender agrees to make revolving Loans to the Borrower denominated in Dollars at any time and from time to time on and after the Closing Date and until the earlier of the Termination Date and the termination of the Commitment of the Lender in accordance with the terms hereof; provided that, after giving effect to any Borrowing of Loans, the aggregate principal amount of Loans (without giving effect to any PIK Interest Amounts added to the principal balance of the Loans in accordance with Section 2.06(c)) outstanding shall not exceed the Lender’s Commitment; and provided, further, that, notwithstanding the foregoing, (i) prior to December 31, 2024, the Borrower will not be permitted to borrow under this Agreement without the Lender’s consent in its sole discretion, (ii) from and including December 31, 2024 until (but not including) March 31, 2025, the Borrower shall be permitted to borrow up to $10,000,000 in aggregate principal amount of Loans (without giving effect to any PIK Interest Amounts added to the principal balance of the Loans in accordance with Section 2.06(c)) without the Lender’s consent, (iii) from and including March 31, 2025 until (but not including) June 30, 2025, the Borrower shall be permitted to borrow up to $20,000,000 in aggregate principal amount of Loans (without giving effect to any PIK Interest Amounts added to the principal balance of the Loans in accordance with Section 2.06(c)) without the Lender’s consent, (iv) from and including June 30, 2025 until (but not including) September 30, 2025, the Borrower shall be permitted to borrow up to $30,000,000 in aggregate principal of Loans (without giving effect to any PIK Interest Amounts added to the principal balance of the Loans in accordance with Section 2.06(c)), without the Lender’s consent and (v) on or after September 30, 2025, the Borrower shall be permitted to borrow up to $40,000,000 in aggregate principal amount of Loans (without giving effect to any PIK Interest Amount added to the principal balance of the Loans in accordance with Section 2.06(c)). Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, Loans denominated may be borrowed, paid, repaid and reborrowed. Each Borrowing shall comprise an aggregate principal amount that is an integral multiple of

$100,000 and not less than $100,000, except that any such Borrowing may be in the aggregate principal amount available in accordance with Section 2.01.
SECTION 2.2. Requests for Borrowings. The Borrower shall give the Lender written notice in the form of Exhibit A hereto or in such other form as may be acceptable to the Lender (a “Borrowing Request”) not later than (a) 10:30 a.m. (New York City time) on the date of each Base Rate Borrowing, and (b) 10:30 a.m. (New York City time) on the third U.S. Government Securities Business Day before each Term SOFR Borrowing, specifying:
(i)     the date of such Borrowing, which shall be a Business Day;
(ii)    the aggregate amount of such Borrowing (expressed in Dollars);
(iv)     whether the Loans comprising such Borrowing are to be Base Rate Loans or Term SOFR Loans;
(v)     in the case of a Term SOFR Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and
(vi) the number and location of the account to which funds are to be disbursed (which shall be an account in the name of the Borrower).
The Borrower may present to the Lender a Borrowing Request on any Business Day; provided, that the Borrower may present to the Lender no more than one Borrowing Request per calendar week.
SECTION 2.3. Notice to Lender; Funding of Loans.
(a)Upon receipt of a Borrowing Request by the Lender, such Borrowing Request shall not thereafter be revocable by the Borrower; provided, that notwithstanding anything to the contrary in the foregoing, a Borrowing Request delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions (such notice to specify the proposed effective date), in which case such notice may be revoked by the Borrower (by notice to the Lender on or prior to such specified effective date) if such condition is not satisfied and the Borrower shall indemnify the Lender in accordance with Section 2.12, if and to the extent applicable.
(b)Subject to clause (c) of this Section 2.03, the Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the applicable account of the Borrower notified to the Lender from time to time in writing.
(c)If the Lender makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from the Lender, the Lender shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Lender as provided in clause (b) of this Section 2.03, or remitted by the Borrower to the Lender as provided in Section 2.12, as the case may be.
SECTION 2.4. Evidence of Debt.

(a)The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.
(b)The entries made in the account or accounts maintained pursuant to paragraph (a) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such account or accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
SECTION 2.5. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof (including any PIK Interest Amount added to the principal balance of the Loans in accordance with Section 2.06(c)) shall be due and payable, on the Termination Date.
SECTION 2.6. Interest.
(a)Base Rate Loans. Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate for such day. Such interest shall be payable for each Interest Period on the Interest Payment Date.
(b)Term SOFR Loans. Each Term SOFR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus Term SOFR. Such interest shall be payable for each Interest Period on the applicable Interest Payment Date.
(c)PIK Option. With respect to the Loans for any Interest Period, no later than five (5) Business Days (or, such shorter period as the Lender may agree in its sole discretion) prior to the applicable Interest Payment Date, the Borrower shall have the option to submit a PIK Election Notice to the Lender, electing to pay interest owed on such Interest Payment Date with respect to such Interest Period in kind (the amount of such interest paid in kind, the “PIK Interest Amount”) by adding such PIK Interest Amount to the principal amount of the Loans on the applicable Interest Payment Date; provided that during any such Interest Period for which the Borrower has submitted a PIK Election Notice the Applicable Margin shall be automatically increased by 1.00% per annum (the “PIK Premium”, which such PIK Premium shall be included in the PIK Interest Amount).
(d)Any interest in respect of the Loans that is paid-in-kind shall be capitalized on the outstanding principal amount of the Loans in arrears on each Interest Payment Date for such Loan and shall be payable as part of the outstanding principal amount of the Loans (taking into account any interest that has been paid in kind and capitalized to the principal amount in accordance with this Section 2.06) upon any prepayment of the Loans and shall be payable as part of the outstanding principal amount of the Loans upon the Termination Date. The PIK Interest Amount shall constitute principal under the Loans and, in each case, shall accrue interest at the applicable rate set forth in this Section 2.06, payable in accordance with this Section 2.06. Interest that has accrued but has not been paid in Cash or capitalized shall be payable on the date of any prepayment, on the Termination Date and on any date of acceleration of the Loans. The aggregate amount of interest capitalized and added to principal on any relevant date shall be subject to determination by the Lender, which determination shall be conclusive and binding on the Borrower absent manifest error.
(e)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, or upon the occurrence of an Event of Default under Section 7.01(f) or (g), any and all amounts (including, but not limited to, principal, interest and fees) outstanding hereunder shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Loan 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or (ii) in the case of any fee, 2.00% plus the rate applicable to Loans that are Base Rate Loans as provided in paragraph (a) of this Section 2.06.
(f)Subject to the provisions of this Agreement, the Lender shall determine each interest rate applicable to the Loans hereunder. The Lender shall give prompt notice to the Borrower of each rate of interest so determined, and such determination thereof shall be conclusive in the absence of manifest error.
SECTION 2.7. Commitment Fees.
(a)The Borrower shall pay to the Lender a commitment fee at the rate of 0.50 % per annum. Such commitment fee shall accrue from and including the date hereof to but excluding the date of termination of the Commitment on the daily average Total Unutilized Commitment.
(b)Accrued fees under this Section 2.07 shall be payable quarterly in arrears (i) within five Business Days after March 31, June 30, September 30 and December 31 and (ii) upon the date of termination of the Commitment in its entirety. The Lender shall notify the Borrower on or prior to each such quarterly payment date of the amount of fees then payable by the Borrower, and the Lender’s determination thereof shall be conclusive in the absence of manifest error.
SECTION 2.8. Optional Termination, Reduction of Commitment. During the Revolving Credit Period, the Borrower may, upon at least one Business Days’ notice to the Lender (i) terminate the Commitment at any time, if no Loans are outstanding at such time or (ii) reduce from time to time by an aggregate amount of $5,000,000 or any larger integral multiple thereof, the aggregate amount of the Commitment in excess of the aggregate outstanding principal amount of the Loans (exclusive of any PIK Interest Amounts added to the principal balance of the Loans in accordance with Section 2.06(c)), if any. For the avoidance of doubt, it is hereby acknowledged and agreed that a notice to terminate or reduce the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions (such notice to specify the proposed effective date), in which case such notice may be revoked by the Borrower (by notice to the Lender on or prior to such specified effective date) if such condition is not satisfied and the Borrower shall indemnify the Lender in accordance with Section 2.12, if and to the extent applicable.
SECTION 2.9. Scheduled Termination of Commitment. The Commitment shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.
SECTION 2.10. Prepayments.

(a)(i) upon notice to the Lender not later than 10:00 a.m. (New York City time) on any Business Day prepay any Base Rate Borrowing, and (ii) upon at least three U.S. Government Securities Business Days’ notice to the Lender prepay any Term SOFR Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $1,000,000 (or, if less, the then remaining amount outstanding) or any larger integral multiple of $100,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and together with any additional amounts payable pursuant to Section 2.12.
(a)Upon receipt of a notice of prepayment by the Lender pursuant to this Section 2.10, such notice shall thereafter be irrevocable by the Borrower; provided, that notwithstanding anything to the contrary in the foregoing, a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions (such notice to specify the proposed effective date), in which case such notice may be revoked by the Borrower (by notice to the Lender on or prior to such specified effective date) if such condition is not satisfied and the Borrower shall indemnify the Lender in accordance with Section 2.12, if and to the extent applicable.
SECTION 2.11. General Provisions as to Payments. The Borrower shall make each payment of principal of, and interest on, the Loans on the date when due, without setoff or counterclaim, by wire transfer of immediately available funds by 12:00 noon, New York City time, to the applicable account of the Lender as notified to the Borrower from time to time. The Borrower shall make each payment of fees hereunder on the date when due by wire transfer of immediately available funds by 12:00 noon, New York City time to the applicable account of the Lender specified in in writing to the Borrower from time to time. Whenever any payment of principal of, or interest on, the Term SOFR Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. All payments hereunder (whether of principal, interest, fees or otherwise) shall be made in Dollars.
SECTION 2.12. Funding Losses. If the Borrower converts any Term SOFR Loan in accordance with Section 2.15, on any day other than the last day of the Interest Period applicable thereto, then the Borrower shall reimburse the Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay; provided that the Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense and describing in reasonable detail the calculation thereof, which certificate shall be conclusive in the absence of manifest error.
SECTION 2.13. Computation of Interest and Fees. Interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and commitment fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.14. Taxes.
(a)Payments Free of Taxes. All payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Loan Party or other applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a Loan Party, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with the applicable law; provided that if a Loan Party shall be required to deduct or withhold any Indemnified Taxes from such payments, the sum payable by such Loan Party shall be increased as necessary so that after making such deduction or withholding (including deductions and withholdings applicable to additional sums payable under this Section 2.14(a)) the Lender receives an amount equal to the sum it would have received had no such deductions or withholding been made.
(b)Other Taxes. In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)Indemnification by Loan Parties. Each Loan Party shall indemnify the Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Lender, on or with respect to any payment by or any payment on account of any obligation of such Loan Party hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Loan Parties by the Lender shall be conclusive absent manifest error.
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority in accordance with this Section 2.14, such Loan Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
(e)Survival. Each party’s obligations under this Section 2.14 shall survive the replacement of the Lender or any assignment of rights by, or the replacement of, the Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(f)Status of Lender. Upon becoming a Lender under this Agreement (and at the reasonable request of the Borrower from time to time thereafter), the Lender shall provide to Borrower executed copies of IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding tax.
(g)Treatment of Certain Refunds. If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying Loan Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Loan Party, upon the request of Lender, shall repay to the Lender the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Lender be required to pay any amount to a Loan Party pursuant to this paragraph (g) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Loan Party or any other Person.
SECTION 2.15. Conversion and Continuation of Loans. The Borrower shall have the right at any time and from time to time upon prior irrevocable written notice in the form of Exhibit B hereto or in such other form as may be acceptable to the Lender (a “Notice of Interest Rate Election”) to the Lender (i) not later than 10:30 a.m., New York City time, on the day of conversion, to convert all or any part of any Term SOFR Borrowing into a Base Rate Borrowing, and (ii) not later than 10:30 a.m., New York City time, three U.S. Government Securities Business Days prior to conversion or continuation, to convert any Base Rate Borrowing into a Term SOFR Borrowing or to continue any Term SOFR Borrowing as a Term SOFR Borrowing for an additional Interest Period, subject in each case to the following:
(a)if less than all the outstanding principal amount of the Borrowing shall be converted or continued, the aggregate principal amount of the Borrowing converted or continued shall be an integral multiple of $1,000,000 and not less than $5,000,000;
(b)accrued interest on the Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;
(c)if any Term SOFR Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lender pursuant to Section 2.12;
(d)no Interest Period may be selected for any Term SOFR Borrowing that would end later than the Termination Date; and
(e)if an Event of Default shall have occurred and be continuing, the Borrower shall not have the right to convert or to continue the Borrowing denominated in Dollars as a Term SOFR Borrowing (and unless repaid as provided herein, each Term SOFR Borrowing shall immediately be converted to a Base Rate Borrowing).
Each Notice of Interest Rate Election shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing to be converted or continued, (ii) whether the Borrowing is to be converted to a Term SOFR Borrowing or a Base Rate Borrowing or continued as a Term SOFR Borrowing, or a Base Rate Borrowing, (iii) the date of such conversion or continuation (which shall be a Business Day or U.S. Government Securities Business Day, as applicable) and (iv) if the Borrowing is to be converted to a Term SOFR Borrowing or continued as a Term SOFR Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such Notice of Interest Rate

Election with respect to any conversion to a Term SOFR Borrowing or any continuation as a Term SOFR Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no Notice of Interest Rate Election shall have been given in accordance with this Section 2.15 to convert or continue the Borrowing, the Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as a Borrowing of the same Type, and with the same Interest Period, as the Borrowing being continued.
SECTION 2.16. Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Lender will have the right to make Term SOFR Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Term SOFR Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Lender will promptly notify the Borrower of the effectiveness of any Term SOFR Conforming Changes in connection with the use or administration of Term SOFR.
SECTION 2.17. Basis for Determining Interest Rate Inadequate or Unfair. Unless and until a Benchmark Replacement is implemented in accordance with Section 1.06, in the case of a Term SOFR Borrowing, if the Lender determines that adequate and reasonable means do not exist for ascertaining “Term SOFR” to be used in determining the interest rate applicable to the Loans comprising such Borrowing, then, in each case, the Lender shall forthwith give notice thereof to the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (w) the obligations of the Lender to make or continue any of the affected Term SOFR Loans, or to convert Base Rate Loans to any affected Term SOFR Loans, as the case may be, shall be suspended (to the extent of the affected Loans or the affected Interest Periods), (x) if such determination affects the calculation of Base Rate, the Lender shall during the period of such suspension compute Base Rate without reference to clause (c) of the definition of “Base Rate”, and (y) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.
SECTION 2.18. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Lender to make, maintain or fund its Term SOFR Loans, and the Lender shall so notify the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lender to make Term SOFR Loans shall be suspended. If the Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Term SOFR Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Term SOFR Loan, together with accrued interest thereon.
SECTION 2.19. Base Rate Loans Substituted for Affected Term SOFR Loans. If the obligation of the Lender to make Term SOFR Loans has been suspended pursuant to Section 2.18 and the Borrower shall, by at least five Business Days’ prior notice to the Lender, have elected that the provisions of this Section 2.19 shall apply to the Lender, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:
(a)all Loans which would otherwise be made by the Lender as Term SOFR Loans shall be made instead as Base Rate Loans, and such Base Rate Loans shall be made in Dollars, and
(b)after each of its Term SOFR Loans have been repaid, all payments of principal which would otherwise be applied to repay such Term SOFR Loans shall be applied to repay its Base Rate Loans instead.
ARTICLE 3REPRESENTATIONS AND WARRANTIES
On the Closing Date and on any other applicable date, each of Holdings, the Borrower and the other Loan Parties, on behalf of themselves and their respective Subsidiaries, represents and warrants to the Lender that:
SECTION 3.1. Organization; Powers. Each of the Loan Parties and each of their Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 3.01 (other than clauses (a)(i) and (b) with respect to Holdings and the Borrower) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.2. Authorization; Enforceability. The execution, delivery and performance of each of the Loan Documents are within each applicable Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing.
SECTION 3.3. Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents by each Loan Party party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate (i) any of such Loan Party’s Organizational Documents or (ii) any Requirements of Law applicable to such Loan Party which, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any material Contractual Obligation of any of the Loan Parties which violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.4. No Material Adverse Effect. Since the Closing Date, there has been no event or condition that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.
SECTION 3.5. Properties.
(a)Holdings and each of its Subsidiaries has good and valid fee simple title (or similar concept under any applicable jurisdiction) to or rights to purchase, or valid leasehold interests in, or other limited property interests in, all real property interests and has good title to its personal property and assets, in each case, except (i) for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title or rights could not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.
(b)Holdings and its Subsidiaries have valid title to or a valid license or right to use all patents, trademarks, service marks, trade names, copyrights, proprietary know how and data and other rights in works of authorship (including all copyrights embodied in software) and all other similar intellectual property rights (the foregoing, collectively, “IP Rights”) necessary to conduct the businesses of Holdings and its Subsidiaries as presently conducted without any infringement or misappropriation of the IP Rights of third parties, except where such failure to own or license or have rights to use could not, or where such infringement or misappropriation could not, have, individually or in the aggregate, a Material Adverse Effect.
SECTION 3.6. Litigation and Environmental Matters.
(a)There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings, threatened in writing against or affecting the Loan Parties or any of their Subsidiaries which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)Except for any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Subsidiaries has received written notice of any Environmental Claim or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any of its Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law.
(c)Neither Holdings nor any of its Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that could reasonably be expected to have a Material Adverse Effect.
SECTION 3.7. Compliance with Laws. Each of Holdings and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.8. Investment Company Status. No Loan Party is required to register as an “investment company” under the Investment Company Act of 1940, as amended. The execution and delivery of the Loan Documents by the Loan Parties and the consummation by the Loan Parties of the transactions contemplated by this Agreement do not violate, and are not subject to voidance under, the Investment Company Act of 1940, as amended.
SECTION 3.9. Taxes. Each of Holdings and its Subsidiaries has timely filed or caused to be filed all federal or state income and other Tax returns and reports required to have been filed by it and has paid or caused to be paid all federal or state income and other Taxes required to have been paid by it that are due and payable, except, in each case, (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which Holdings or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP, or (b) to the extent a failure to do so could reasonably be expected to have a Material Adverse Effect.
SECTION 3.10. ERISA; Plan Assets. No ERISA Event has occurred in the five-year period prior to the date on which this representation is made or deemed made and is continuing that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11. Disclosure. All information concerning Holdings and the Borrower that was prepared by or on behalf of Holdings or the Borrower or their respective representatives and made available to the Lender in connection with this Agreement, when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
SECTION 3.12. Solvency. As of the Closing Date, immediately after the incurrence of Indebtedness being incurred under this Agreement on the Closing Date, (i) the sum of the debt (including contingent liabilities) of Holdings and its Subsidiaries, on a consolidated basis taken as a whole, does not exceed the fair value of the assets of Holdings and its Subsidiaries, on a consolidated basis taken as a whole, (ii) the present fair saleable value of the assets of Holdings and its Subsidiaries, on a consolidated basis taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of Holdings and its Subsidiaries, on a consolidated basis taken as a whole, on their debts as they become absolute and matured, (iii) the capital of Holdings and its Subsidiaries, on a consolidated basis taken as a whole, is not unreasonably small in relation to the business of Holdings and its Subsidiaries, on a consolidated basis taken as a whole, contemplated as of the Closing Date, and (iv) Holdings and its Subsidiaries, on a consolidated basis taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For purposes of the foregoing determination, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
SECTION 3.13. Capitalization and Subsidiaries. Schedule 3.13 of the Disclosure Letter sets forth, in each case, as of the Closing Date, (a) a correct and complete list of the name of each Subsidiary of Holdings and the ownership interest therein held by Holdings or its applicable Subsidiary, and (b) the type of entity of each of Holdings’ Subsidiaries.
SECTION 3.14. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal, valid and enforceable Liens on the Collateral in favor of the Lender, subject, as to enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing, and upon the making of such filings and taking of such other actions required to be taken hereby or by the applicable Loan Documents (including (i) the filing of appropriate financing statements with the office of the Secretary of State of the state of organization of each Loan Party that is a Domestic Subsidiary, as the case may be, (ii) the filing of appropriate notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, in each case in favor of the Lender, and (iii) the delivery to the Lender of any stock certificates or promissory notes, in each case, to the extent required to be delivered pursuant to the applicable Loan Documents), such Liens will constitute perfected Liens (with the priority such Liens are expressed to have within the relevant Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents and to the extent such Liens may be perfected by possession or the making of such filings), securing the Obligations, in each case as and to the extent set forth therein.
SECTION 3.15. Federal Reserve Regulations.
(a)Not more than 25% of the value of the assets of Holdings, and its Subsidiaries, taken as a whole, is represented by Margin Stock.
(b)None of Holdings or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(c)No part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of Regulation U or X.
SECTION 3.16. Sanctions; Anti-Terrorism Laws; Anti-Corruption Laws.
(a)None of Holdings or any of its Subsidiaries, nor, to the knowledge of Holdings, any Affiliate, director, officer agent or employee of any of the foregoing, is (i) the target of any Sanctions or (ii) organized in, resident in, or doing business within a Sanctioned Country; and the Borrower will not directly or, to the knowledge of the Borrower, indirectly use the proceeds of the Loan or otherwise directly or, knowingly, indirectly make available such proceeds to any Person for the purpose of financing the activities or business of any Person, or in any Sanctioned Country, except to the extent permissible for a Person required to comply with Sanctions.
(b)To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) applicable Sanctions and (ii) Anti-Terrorism Laws.

(c)No part of the proceeds of the Loan will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.
SECTION 3.17. Use of Proceeds. The Borrower has used the proceeds of the Loans only in compliance with (and not in contravention of) Section 5.09.
ARTICLE 4CONDITIONS PRECEDENT
SECTION 4.1. Closing Date. The obligations of the Lender to make Loans hereunder shall not become effective until the date (the “Closing Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):
(a)Credit Agreement and Loan Documents. The Lender (or its counsel) shall have received from each of the Loan Parties party thereto either (i) a counterpart of this Agreement and each other Loan Document to be executed on the Closing Date, in each case signed on behalf of such party or (ii) evidence satisfactory to the Lender (which may include facsimile or e-mail transmission) that such party has signed a counterpart of the applicable agreements referred to in clause (i) above.
(b)Closing Certificates; Certified Charters; Good Standing Certificates. The Lender shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a Responsible Officer of such Loan Party, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the Responsible Officers or authorized signatories of such Loan Party authorized to sign the Loan Documents to which it is a party on the Closing Date and (C) certify that attached thereto is a true and complete copy of the Organizational Documents of each Loan Party and a true and correct copy of its by-laws or operating, management, partnership or similar agreement (to the extent applicable) and that such documents or agreements have not been amended (except as otherwise attached), and (ii) a certificate of good standing (or equivalent) from the relevant office in such Loan Party’s jurisdiction of organization (to the extent relevant, customary and available in the jurisdiction of incorporation, formation or organization of such Loan Party) dated as of the Closing Date or a recent date prior thereto.
(c)Officer’s Certificate. The Lender shall have received a certificate of the Borrower, dated the Closing Date and certified by a Responsible Officer of the Borrower, as to the satisfaction of the conditions precedent set forth in Sections 4.01(d) and 4.01(e) below.
(d)Accuracy of Representations and Warranties. The representations and warranties of the Borrower contained in Article 3 of this Agreement shall be true and correct in all material respects on and as of the Closing Date; provided, however, that if such representations and warranties are qualified by materiality, material adverse change, material adverse effect or words of like import, such representations and warranties shall be true and correct in all respects; provided, further, that if such representations and warranties relate to an earlier date, such representations and warranties shall be true and correct in all material respects or in all respects, as the case may be, as of such earlier date.
(e)Closing Date Certificate. As of the Closing Date, no Default or Event of Default shall have occurred and be continuing, and no Default or Event of Default would result from this Agreement or any transactions contemplated hereby.
(f)Expenses. The Lender shall have received all reasonable and documented expenses required to be paid or reimbursed by a Loan Party and for which invoices have been presented at least one Business Day prior to the Closing Date.
SECTION 4.2. Each Credit Extension. The obligation of the Lender to make any Loans to the Borrower is subject to the satisfaction (or waiver in accordance with Section 8.02) of the following conditions:
(a)the Lender shall have received a Borrowing Request as required by Section 2.02.
(b)The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except that any representations and warranties with are themselves qualified materiality shall be true and correct in all respects), which, in each case, on and as of such Borrowing, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be so true and correct in all material respects (except that any representations and warranties with are themselves qualified materiality shall be true and correct in all respects) on and as of such earlier date.
(c)At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.
To the extent this Section 4.02 is applicable, each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof that the conditions specified in Sections 4.02(b) and 4.02(c) have been satisfied.
ARTICLE 5AFFIRMATIVE COVENANTS
Until the date that all the principal of and interest on the Loan and all fees, expenses, other amounts and Obligations payable under any Loan Document (other than contingent indemnification and/or reimbursement obligations for which no claim or demand has been made) have been paid in full in Cash, each of Holdings, the Borrower and its Subsidiaries covenant and agree with the Lender that:
SECTION 5.1. Financial Statements and Other Reports. Holdings will deliver to the Lender:
(a)Unaudited Financial Statements. Commencing with the financial statements for the Fiscal Quarter ending September 30, 2024, within 45 days following the end of each of the first three Fiscal Quarters of each Fiscal Year (or, if applicable, any later date by which Holdings is required to file its quarterly report on Form 10-Q under applicable SEC rules), the unaudited consolidated statement of financial position of Holdings as at the end of such Fiscal Quarter and the related consolidated statements of comprehensive income (loss) and cash flows of Holdings for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto, subject to changes resulting from audit and normal year-end audit adjustments and to the absence of footnotes;
(b)Annual Financial Statements. Beginning with the Fiscal Year ending December 31, 2024, as soon as available and in any event within 90 days after the end of each Fiscal Year (or, if applicable, any later date by which Holdings is required to file its annual report on Form 10-K under applicable SEC rules), (i) the consolidated statement of financial position of Holdings as at the end of such Fiscal Year and the related consolidated statements of comprehensive income (loss), changes in equity and cash flows of Holdings for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail; and (ii) with respect to such consolidated financial statements, a report thereon of independent registered public accountants of recognized national standing (which report shall be unqualified as to “going concern” and scope of audit (other than solely as a result of any upcoming scheduled maturity of the Obligations occurring within one year from the time such opinion is delivered), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings as at the dates indicated and the results of its consolidated operations and cash flows for the periods indicated in conformity with GAAP;
(c)[reserved];
(d)Notice of Default. Promptly upon a Responsible Officer obtaining knowledge thereof, the occurrence of any Default or Event of Default, written notice thereof;
(e)Notice of Litigation. Promptly upon a Responsible Officer obtaining knowledge thereof, the occurrence of (i) the institution of, or threat (in writing) of, any Adverse Proceeding not previously disclosed in writing by the Loan Parties to the Lender or (ii) any material development in any Adverse Proceeding that, in the case of either clauses (i) or (ii), could reasonably be expected to have a Material Adverse Effect, written notice specifying the nature thereof;
(f)ERISA. Promptly upon a Responsible Officer obtaining knowledge thereof, the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;
(g)[reserved];
(h)Information Regarding Collateral. Holdings will furnish to the Lender prompt (and in any event within thirty (30) days (or such later date as the Lender may reasonable agree)) written notice with respect to the Borrower, Holdings or any other Loan Party that is organized in the United States, of any change (A) in any such Person’s legal name, (B) in any such Person’s type of organization, (C) in any such Person’s jurisdiction of organization, incorporation or amalgamation, chief executive office or domicile or (D) in any such Person’s organizational identification number (to the extent necessary to perfect or maintain the perfection and priority of the Lender’s security interest in the applicable Collateral);
(i)Certain Reports. Subject in all respects to the last paragraph of this Section 5.01, promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to all of its public security holders acting in such capacity or by any Subsidiary of Holdings to its public security holders other than Holdings or another Subsidiary of Holdings; and
(a)Other Information. Subject to the limitations set forth in Section 5.06 and the confidentiality provisions of Section 8.13, such additional information (financial or otherwise) as the Lender may reasonably request from time to time in connection with the financial condition or business of Holdings and its Subsidiaries; and
Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which executed certificates or other documents are faxed to the Lender (or electronically mailed to an address provided by the Lender); or (ii) in respect of the items required to be delivered pursuant this Section 5.01 in respect of information furnished or filed by Holdings or any of its subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange. Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of Holdings and its consolidated Subsidiaries by furnishing Holdings’ Form 10-K, 10-Q, Annual Information Form and quarterly financial statements, as applicable, filed with the SEC.
SECTION 5.2. Existence. Holdings will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits necessary in the normal conduct of its business except to the extent (other than with respect to the preservation of existence of Holdings or the Borrower) failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither Holdings nor any of its Subsidiaries shall be required to preserve any such existence (other than the preservation of existence of Holdings and the Borrower), right or franchise, licenses or permits if Holdings shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Subsidiaries as a whole, and that the loss thereof is not disadvantageous in any material respect to the business of Holdings and its Subsidiaries as a whole.
SECTION 5.3. Payment of Taxes. Holdings will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings and adequate reserves or other appropriate provisions, as shall be required in conformity with GAAP, shall have been made therefor and, in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) the failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.4. Maintenance of Properties. Holdings will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property and maintain and renew all intellectual property, in each case, reasonably necessary to the normal conduct of business of Holdings and its Subsidiaries, taken as a whole, and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain or renew such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.5. Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons engaged in similar businesses (as determined in good faith by Holdings), in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as Holdings believes in good faith is reasonable and prudent in light of the size or nature of its business. Not later than 45 days after the Closing Date (or such later date as the Lender may reasonably agree), each such policy of insurance shall (a) name the Lender, as an additional insured thereunder as its interests may appear and (b) in the case of each casualty insurance policy with respect to the Collateral, contain a lender’s loss payable and mortgagee, as applicable, clause or endorsement from such insurance carrier that names the Lender, as lender’s loss payee and mortgagee, as applicable, thereunder and, to the extent available, provides for at least 30 days’ prior written notice to the Lender of any modification or cancellation of such policy (or 10 days’ prior written notice for any cancellation due to non-payment of premiums).
SECTION 5.6. Inspections. Holdings will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by the Lender to visit and inspect any of the properties of Holdings and any of its Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its financial and accounting records, and to discuss its affairs, finances and accounts with its Responsible Officers (provided that Holdings may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice, reasonable coordination in and at such reasonable times during normal business hours; provided that, except as provided in the proviso below in connection with the occurrence and continuance of an Event of Default, (i) the Lender shall not exercise such rights more often than once during any calendar year and (ii) only once per calendar year shall be at the expense of Holdings; provided, further, that when an Event of Default has occurred and is continuing, the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of Holdings in accordance with Section 8.03(a) at any time during normal business hours and upon reasonable advance notice. Notwithstanding anything to the contrary in this Section 5.06, none of Holdings or any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Lender (or its respective representatives or contractors) is prohibited by applicable law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.
SECTION 5.7. Maintenance of Book and Records. Holdings will, and will cause its Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and matters involving the assets and business of Holdings and its Subsidiaries, as the case may be, and permit the preparation of consolidated financial statements in accordance with GAAP.
SECTION 5.8. Compliance with Laws. Holdings will comply, and shall cause each of its Subsidiaries to comply, with Requirements of Law (including all Environmental Laws, ERISA, Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions), except to the extent the failure of

Holdings or such Subsidiary to comply could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.9. Use of Proceeds.
(a)The proceeds of the Loans made under this Agreement will be used by the Borrower (i) for its general corporate purposes and (ii) on or in connection with the Closing Date, to pay fees and expenses incurred in connection with the negotiation and documentation of this Agreement and the other Loan Documents.
(b)No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulations U or X.
SECTION 5.10. Additional Collateral; Further Assurances
(a)Subject to applicable law and the limitations expressly set forth in this Agreement and the Collateral Documents, the Borrower and each other Loan Party shall cause each Subsidiary (other than any Excluded Subsidiary) formed or acquired after the Closing Date (including, without limitation, upon the formation of any Subsidiary resulting from a division of a limited liability company) to become a Loan Party on or prior to the date that is 30 days following the date of such formation or acquisition (including, without limitation, upon the formation of any Subsidiary resulting from a division of a limited liability company) (or, in either case, such later date as may be acceptable to the Lender in its reasonable discretion), by executing (i) a Joinder Agreement in substantially the form attached as Exhibit D hereto (the “Joinder Agreement”), (ii) a Security Agreement Joinder Agreement or such other customary supplements or joinders to the other applicable Collateral Documents or new security or collateral documents in the United States, in each case to create Liens over its assets of scope substantially similar to the Liens granted pursuant to the Collateral Documents executed pursuant to Section 5.13, and (iii) the Global Intercompany Note and (iv) such other documentation as the Lender may reasonably request and that is contemplated by the terms hereof (including, for the avoidance of doubt, documents contemplated by clause (c) of this Section 5.10) or of the applicable Collateral Documents, together with such customary closing certificates, evidences of authority and good standing and legal opinions as the Lender may reasonably request. Upon execution and delivery thereof, each such Person (x) shall automatically become a Subsidiary Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (y) will take such actions as may be required by the terms hereof or of the applicable Collateral Documents to grant and perfect Liens to the Lender in any property (subject to the limitations set forth herein and in the other Loan Documents) of such Loan Party which constitutes Collateral, on such terms as are required pursuant to the terms of the Collateral Documents.
(b)Subject to Section 5.13, the Borrower and each other Loan Party will cause all Capital Stock (other than any Capital Stock constituting an Excluded Asset) directly owned by them to be subject at all times to a first priority perfected Lien in favor of the Lender pursuant to the terms and conditions of, and to the extent required by, the Collateral Documents.
(c)Without limiting the foregoing, subject to the limitations expressly set forth in this Agreement and the Collateral Documents, each Loan Party will promptly execute and deliver, or cause to be promptly executed and delivered, to the Lender such documents, agreements and instruments, and will take or cause to be taken such further actions, which the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents (to the extent required herein or therein), all at the expense of the Borrower in accordance with Section 8.03(a).
(d)After any Subsidiary ceases to constitute an Excluded Subsidiary in accordance with the definition thereof, Holdings shall cause such Subsidiary to take all actions required by this Section 5.10 (within the time periods specified herein) as if such Subsidiary were then formed or acquired.
SECTION 5.11. Conduct of Business. From and after the Closing Date, Holdings and the Subsidiaries, taken as a whole, shall not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Closing Date and other business activities which are reasonable extensions thereof or incidental, related or ancillary thereto.
SECTION 5.12. [Reserved].
SECTION 5.13. Post-Closing Matters. The Loan Parties shall satisfy each of the requirements set forth in Schedule 5.13 on or before the date specified in Schedule 5.13 for each such requirement, or such later date as may be permitted by the Lender with respect thereto.

ARTICLE 6NEGATIVE COVENANTS
    Until the date that all the principal of and interest on the Loans and all fees, expenses, other amounts and Obligations payable under any Loan Document (other than contingent indemnification and/or reimbursement obligations for which no claim or demand has been made) have been paid in full in Cash, each of Holdings and the other Loan Parties covenant and agree with the Lender that:
SECTION 1.1. Indebtedness. Holdings shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:
(a)the Obligations;
(b)Indebtedness of (i) Holdings owed to any Subsidiary, (ii) the Borrower owed to Holdings or any Subsidiary and (iii) any Subsidiary owed to Holdings, the Borrower or any other Subsidiary;
(c)Indebtedness (i) as a result of or which may be deemed to exist pursuant to any performance and completion guaranties or customs, stay, performance, bid, surety, statutory, appeal, performance and return of money bonds, tenders, statutory obligations, leases, governmental contracts, trade contracts or other similar obligations (including relating to any litigation being contested in good faith) incurred in the ordinary course of business or (ii) in respect of any letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;
(d)Indebtedness in respect of commercial credit cards, stored value cards, employee credit cards, purchasing cards and treasury management services and other netting services, overdraft protections, check drawing services, automated clearing-house arrangements, employee credit card programs, automated payment services (including depository, overdraft, controlled disbursement, return items and interstate depository network services) and, cash pooling, and, in each case, including similar arrangements and otherwise in connection with cash management, including cash management arrangements among Holdings, and its Subsidiaries, and deposit accounts and incentive, supplier finance or similar programs in the ordinary course of business and to the extent such Indebtedness remains outstanding for no longer than 60 days;
(e)Indebtedness existing, or pursuant to commitments existing, on the Closing Date and described on Schedule 6.01(e) of the Disclosure Letter and any Permitted Refinancing Indebtedness thereof;
(f)Indebtedness (including with respect to Financing Lease Obligations and purchase money Indebtedness) financing the acquisition, lease, construction, repair, replacement, improvement or installation of assets or capital expenditures and any Permitted Refinancing Indebtedness incurred to refinance such Indebtedness in an aggregate principal amount not to exceed $5,000,000; provided that such Indebtedness is incurred prior to or within 180 days of the applicable acquisition or lease or completion of the applicable construction, repair, replacement, improvement or installation;
(g)Indebtedness in respect of Derivative Transactions not entered into for speculative purposes;
(h)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(i)additional Indebtedness provided that (i) no Event of Default shall have occurred and be continuing at the time of the incurrence thereof and (ii) at the time of any such incurrence of Indebtedness and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (i) shall not exceed $5,000,000;
(j)Indebtedness (including obligations in respect of letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred in respect of workers compensation claims, unemployment, property, casualty or liability insurance (including premiums related thereto) or self-insurance, other reimbursement-type obligations regarding workers compensation claims, other types of social security, pension obligations, vacation pay, or health, disability or other employee benefits, in each case entered into in the ordinary course of business;
(k)customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(l)Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations entered into in the ordinary course of business;
(m)Guarantees of Indebtedness otherwise permitted by this Section 6.01; and
(n)(i) Indebtedness representing deferred compensation to employees, directors, consultants, contract providers, independent contractors or other service providers of Holdings, the Borrower and the Subsidiaries incurred in the ordinary course of business; and (ii) Indebtedness consisting of obligations of Holdings, the Borrower or the Subsidiaries under deferred compensation arrangements to their employees, directors, consultants, independent contractors or other service providers.
SECTION 6.1. Liens. Holdings shall not, nor shall they permit any of its Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:
(a)Liens created pursuant to the Loan Documents securing the Obligations;
(b)Liens for Taxes, assessments or other governmental charges or levies (i) that are not then due or, if due, obligations with respect to such Taxes that are not at such time required to be paid pursuant to Section 5.03 or (ii) that are being contested in good faith in accordance with Section 5.03;
(c)statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable Requirements of Law (i) for amounts not yet overdue by more than 30 days or (ii) for amounts that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
(d)Liens incurred or deposits made (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business, to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business, securing (A) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to Holdings and its subsidiaries or (B) leases or licenses of property otherwise permitted by this Agreement or (iv) to secure obligations in respect of banking and/or treasury management services, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;
(e)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(f)Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) customary landlord liens permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);
(g)Liens existing on the Closing Date and any modifications, replacements, refinancings, renewals or extensions of the foregoing; provided that any such Lien shall be described on Schedule 6.02 of the Disclosure Letter; provided, further that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, accessions thereto and improvements thereon and (ii) such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;
(h)Liens securing Indebtedness permitted pursuant to Section 6.01(e); provided that any such Lien shall encumber only (i) the property financed by such Indebtedness and replacements thereof and accessions and additions to such property and ancillary rights thereto and the proceeds and the products thereof, improvements thereon and customary security deposits, related contract rights and payment intangibles and other assets related thereto and any cross collateral and (ii) proceeds and products thereof, accessions thereto and improvements thereon;
(i)(i) Liens securing Indebtedness permitted pursuant to Section 6.01(i) on assets acquired or on the Capital Stock and assets of the relevant newly acquired Subsidiary; provided that such Lien (A) such Lien does not extend to or cover any other assets and (B) such Lien was not created in contemplation of the applicable acquisition of assets or Capital Stock;
(j) (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of Holdings or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings or any Subsidiary and (C) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to deposit accounts and (iv) Liens consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.06, in each case, solely to the extent such Disposition would have been permitted on the date of the creation of such Lien;
(k)so long as no Event of Default shall have occurred and be continuing at the time of the incurrence thereof, Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed $5,000,000;
(l)Liens on assets securing judgments, awards, attachments or decrees and notices of lis pendens and associated rights relating to litigation not constituting an Event of Default under Section 7.01(h);
(m)leases, licenses, subleases of IP Rights or sublicenses granted to others in the ordinary course of business, which do not secure any Indebtedness and as otherwise permitted pursuant to Section 6.06(k);
(n)Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Section 6.01(c);
(o)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(p)Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents permitted under Section 6.06;

SECTION 6.2. Restrictive Agreements. Holdings shall not nor shall it permit any of its Subsidiaries to enter into any agreement (x) prohibiting the creation or assumption of any Lien upon any of its properties, whether now owned or hereafter acquired, for the benefit of the Lender with respect to the Obligations, or (y) prohibiting or restricting any Subsidiary’s ability to make or declare dividends or other distributions with respect to its Capital Stock, except with respect to:
(a)specific property to be sold pursuant to any Disposition permitted by Section 6.06;
(b)solely in the case of clause (x) of the foregoing, restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such restrictions apply only to the Person or Persons obligated under such Indebtedness and its or their Subsidiaries or the property or assets securing such Indebtedness;
(c)solely in the case of clause (x) of the foregoing, restrictions contained in the documentation governing Indebtedness permitted by clause (i) of Section 6.01;
(d)solely in the case of clause (x) of the foregoing, restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the relevant leases, subleases, licenses, sublicenses or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or other agreements, as the case may be);
(e)solely in the case of clause (x) of the foregoing, Permitted Liens and restrictions in the agreements relating thereto that limit the right of Holdings or any of its Subsidiaries to Dispose of, or encumber the assets subject to such Liens;
(f)any encumbrance or restriction assumed in connection with an acquisition of property or the Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in contemplation of such acquisition;
(g)solely in the case of clause (x) of the foregoing, restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, such partnership, limited liability company, joint venture or similar Person;
(h)restrictions on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist;
(i)customary restrictions and conditions existing on the Closing Date;
(j)customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.05 and applicable solely to such joint venture and entered into in the ordinary course of business;

(k)provisions restricting the granting of a security interest in intellectual property contained in licenses or sublicenses by Holdings and its Subsidiaries of such intellectual property, which licenses and sublicenses were entered into in the ordinary course of business (in which case such restriction shall relate only to such intellectual property);
(l)customary restrictions and conditions contained in asset sale agreements, purchase agreements, acquisition agreements (including by way of merger, acquisition or consolidation) entered into by Holdings or any Subsidiary of Holdings, solely to the extent in effect pending consummation of such transaction;
(m)restrictions imposed in connection with any Junior Debt incurred in compliance with Section 6.01;
(n)customary net worth provisions or similar financial maintenance provisions contained in real property leases;
(o)restrictions and conditions imposed by any applicable law or any agreements with Governmental Authorities, including any requirements to satisfy minimum capital requirements; and
(p)other restrictions or encumbrances imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (o) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
SECTION 6.3. Restricted Payments; Certain Payments of Indebtedness.
(a)Holdings shall not, and shall not permit the Borrower or any of its Subsidiaries to, pay or make, directly or indirectly, any Restricted Payment, except that:
(i)so long as no Event of Default shall have occurred and be continuing at the time of the declaration thereof, Holdings may make Restricted Payments in an aggregate amount not to exceed $2,000,000;
(ii)[reserved];
(iii)Holdings may pay Restricted Payments payable solely in its Qualified Capital Stock;
(iv)any Subsidiary of the Borrower may make Restricted Payments to its direct equity holders (other than Holdings) on a ratable basis (or greater than ratable basis with respect to equityholders that are the Borrower or a Subsidiary that is a Loan Party);
(v)Holdings and/or any Subsidiary of Holdings may purchase common stock or common stock options from present or former officers, directors, employees or consultants of Holdings or any Subsidiary upon the death, disability or termination of employment of such officer, director, or employee or consultant, in an aggregate amount not to exceed $2,000,000 in any twelve (12) month period;
(vi)Holdings and/or any Subsidiary of Holdings may purchase, redeem or otherwise acquire Capital Stock issued by it with the proceeds received from the substantially concurrent issue of new shares of its Qualified Capital Stock;
(vii)Holdings and/or any Subsidiary of Holdings may (i) make repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such repurchased Capital Stock represents a portion of the exercise price of such options or warrants, and (ii) make repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock issued, granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such issuance, grant or award (or upon vesting thereof);
(viii)Holdings may pay Cash in lieu of the issuance of fractional shares in connection with the exercise of options, warrants or similar instruments or the conversion of Capital Stock of Holdings;
(ix)Borrower may make Restricted Payments to Holdings in an amount sufficient to enable Holdings to pay obligations incurred by Holdings in the ordinary course of business, including payment of Taxes on behalf of the consolidated group of Holdings and its Subsidiaries, payment of costs and expenses incurred in connection with the ongoing operation and administration of Holdings, and the payment of costs or expenses incurred by Holdings on behalf of any Subsidiary of Holdings; and
(x)Borrower may make Restricted Payments to the extent constituting “Tax Distributions”, as defined in Borrower’s limited liability company agreement, as in effect from time to time.
(b)Holdings shall not, nor shall it permit any Subsidiary to, make any payment in Cash, securities or other property on or in respect of principal or interest on any Junior Debt, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Debt (collectively, “Restricted Debt Payments”), except:
(i)the purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Junior Debt made by exchange for, or out of the proceeds of the substantially concurrent incurrence of, Junior Debt permitted by Section 6.01;
(ii)payments of regularly scheduled interest and payments of fees, expenses and indemnification obligations as and when due in respect of any Junior Debt (other than payments prohibited by the subordination provisions thereof (if any));
(iii)
(A) payments with respect to intercompany Indebtedness by or among Holdings, Borrower, and/or their Subsidiaries permitted under Section 6.01, subject to the payment subordination provisions applicable thereto; and

(B) so long as no Event of Default exists at the time of delivery of notice with respect thereof or would result therefrom, additional Restricted Debt Payments in an aggregate amount not to exceed $2,000,000; and;
(iv)the conversion thereof to Capital Stock (other than Disqualified Capital Stock) of Holdings and the payment of Cash in lieu of fractional shares in connection therewith.
SECTION 6.4. Investments. Holdings shall not, nor shall it permit any of its Subsidiaries to make or own any Investment in any other Person except:
(a)Cash or Investments that were Cash Equivalents at the time made;
(b)Investments by and among Holdings, the Borrower and any Subsidiary of Holdings;
(c)Investments (i) constituting deposits, prepayments, trade credit and/or other credits to suppliers made in the ordinary course of business, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts made in the ordinary course of business and (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business, or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to Holdings or any Subsidiary;
(d)Investments (i) existing on, or contractually committed to as of, the Closing Date; provided, that any such Investment shall be described on Schedule 6.05 of the Disclosure Letter and (ii) any modification, replacement, renewal or extension thereof so long as such modification, renewal or extension thereof does not increase the amount of such Investment except, in the case of any such Investment described on Schedule 6.05 of the Disclosure Letter, by the terms thereof as in effect on the Closing Date or as otherwise permitted by this Section 6.05;
(e)loans or advances to present or former employees, directors, members of management, officers, managers or consultants, independent contractors or other service providers of Holdings, any subsidiaries of Holdings and/or any joint venture to the extent constituting Investments; provided that at the time of any such Investment and after giving pro forma effect thereto, the aggregate principal amount of Investments made in reliance on this clause (e) shall not exceed $2,000,000;
(f)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
(g)Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;
(h)loans and advances of payroll payments or other compensation (including deferred compensation) or moving, entertainment or travel expenses to present or former employees, directors, members of management, officers, managers or consultants of Holdings, the Borrower or any Subsidiary in the ordinary course of business;
(i)Investments in connection with Derivative Transactions not entered into for speculative purposes;

(j)Guarantees permitted by Section 6.01;
(k)Investments received in settlement of amounts due to any of Holdings or its Subsidiaries effected in the ordinary course of business or owing to such Person as a result of insolvency proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of such Person;
(l)deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business, and other deposits made in connection with the incurrence of Liens permitted under Section 6.02;
(m)promissory notes and other non-Cash consideration received in connection with Dispositions permitted by Section 6.06; and
(n)Investments made after the Closing Date by Holdings and/or any of its Subsidiaries provided that at the time of any such Investment and after giving pro forma effect thereto (i) no Event of Default shall have occurred and be continuing and (ii) the aggregate principal amount of Investments made in reliance on this clause (i) shall not exceed $5,000,000.
SECTION 6.5. Fundamental Changes; Disposition of Assets. Holdings shall not, nor shall it permit any of its Subsidiaries to, consummate any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any Disposition, except:
(a)Dispositions (i) between or among Loan Parties, (ii) from Subsidiaries that are not Loan Parties to Loan Parties, (iii) between or among Subsidiaries that are not Loan Parties and (iv) from Loan Parties to Subsidiaries that are not Loan Parties to the extent such Dispositions would be permitted as Investments under Section 6.05;
(b)the liquidation or dissolution of any Subsidiary if Holdings determines in good faith that such liquidation or dissolution (x) is in the best interests of Holdings, (y) is not materially disadvantageous to the Lender and (z) if such liquidating or dissolving Subsidiary is a Loan Party, a Loan Party receives any assets of such dissolved or liquidated Subsidiary; provided that no dissolution or liquidation of the Borrower shall be permitted hereunder;
(c)(i) Dispositions of inventory, equipment, raw or scrap materials or other assets in the ordinary course of business and (ii) the leasing or subleasing of real property in the ordinary course of business;
(d)Dispositions of surplus, obsolete, used or worn out property or other property that, as determined in good faith by Holdings, is (A) no longer useful in its business (or in the business of any of its Subsidiaries) or (B) otherwise economically impracticable to maintain;
(e)Dispositions of Cash and Cash Equivalents in a manner not otherwise prohibited under this Agreement;
(f)Dispositions, discounting or forgiveness of accounts receivable in the ordinary course of business (including to insurers which have provided insurance as to the collection thereof) or in connection with the collection or compromise thereof (including sales to factors);

(g)Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under an open source license), which (i) do not materially interfere with the business of Holdings and its Subsidiaries (taken as a whole) or (ii) relate to closed facilities or the discontinuation of any product or service line;
(h)(i) termination of leases in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims (including in tort) in the ordinary course of business;
(i)Dispositions of property subject to casualty, foreclosure, eminent domain, expropriation or condemnation proceedings (including in lieu thereof or any similar proceeding);
(j)other Dispositions after the Closing Date in an aggregate amount of not more than $5,000,000 in any twelve month period; provided that no Event of Default shall have occurred and be continuing on the date on which the definitive agreement governing the relevant Disposition is executed;
(k)Liens permitted by Section 6.02, Restricted Payments permitted by Section 6.04, and Investments permitted by Section 6.05;
(l)Dispositions of assets at fair market value to the extent that such assets are exchanged for credit against the purchase price of similar replacement assets or the proceeds of such Disposition are promptly applied to the purchase price of similar replacement assets;
(m)Dispositions in connection with the early termination or unwind of any Derivative Transaction;
(n)to the extent constituting a Disposition, the settlement, waiver, release or surrender of claims or litigation rights of any kind; and
(o)(i) Dispositions, licensing, sublicensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of Holdings or any Subsidiary in the ordinary course of business; provided, that any such lease, license or sublease of IP Rights shall be (x) granted on a non-exclusive basis and (y) limited in time, and (ii) the Disposition, abandonment, cancellation or lapse of any technology, intellectual property or IP Rights, or any issuances or registrations, or applications for issuances or registrations, of any intellectual property or IP Rights, which, in the reasonable good faith determination of Holdings are not material to the conduct of the business of Holdings and/or its Subsidiaries, or are no longer economical to maintain in light of its use.
SECTION 6.6. Sales and Lease-Backs. Except in connection with any Financing Lease Obligations permitted by Section 6.01(f), Holdings shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which Holdings or such Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by Holdings or Subsidiary to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease.

SECTION 6.7. Transactions with Affiliates. Holdings shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving, pursuant to any such transaction, payments in excess of $2,000,000 in any twelve month period with any of their Affiliates on terms (taken as a whole) that are less favorable to Holdings or such Subsidiary in any material respect, as the case may be (as determined in good faith by the Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:
(a)transactions in existence on the Closing Date and described on Schedule 6.08 of the Disclosure Letter and any amendment, modification or extension thereto to the extent such amendment, modification or extension, taken as a whole, is not (i) adverse to the Lender in any material respect or (ii) more disadvantageous to the Lender in any material respect than the relevant transaction in existence on the Closing Date in any material respect;
(b)Guarantees permitted by Section 6.01;
(c)any issuance, sale or grant of securities or other payments, awards or grants in Cash, securities or otherwise pursuant to compensation arrangements for employees and officers in the ordinary course of business, or the funding of employment arrangements, stock options and stock ownership or other incentive plans for employees and officers in the ordinary course of business and, in each case, approved by a majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of Holdings in good faith;
(d)(i) transactions between or among Holdings, the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (ii) transactions between or among Loan Parties, (iii) transactions between or among non-Loan Parties, and (iv) transactions between or among any Loan Party and any non-Loan Party so long as the terms of such transaction are not less favorable to the applicable Loan Party than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate;
(e)Restricted Payments expressly permitted under Section 6.04 and Investments expressly permitted by Section 6.05; and
(f)transactions with Lender or any Affiliate thereof.
SECTION 6.8. Amendments or Waivers of Organizational Documents. Holdings shall not, nor shall it permit any of its Subsidiaries to, amend or modify, in each case in a manner that is materially adverse to the Lender (in its capacity as such) such Person’s Organizational Documents without obtaining the prior written consent of the Lender.
SECTION 6.9. Amendments of or Waivers with Respect to Junior Debt. Holdings shall not, nor shall it permit any of its Subsidiaries to, amend or otherwise modify the terms of any Junior Debt (or the documentation governing the foregoing) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Lender (in its capacity as such).

ARTICLE 7EVENTS OF DEFAULT
SECTION 7.1. Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)Failure To Make Payments When Due. Failure by the Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration or otherwise or (ii) any interest on any Loan or any fee or any other amount due hereunder within three Business Days after the date due; or
(b)Default in Other Agreements. (i) Failure of any Loan Party or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party or any of its Subsidiaries with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount, or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or
(c)Breach of Certain Covenants. Failure of the Borrower or any other Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.02, Section 5.13 or Article 6; or
(d)Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate or document required to be delivered in connection herewith or therewith shall be untrue in any material respect as of the date made or deemed made; or
(e)Other Defaults under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, and such default shall not have been remedied or waived within 30 days of the occurrence thereof; or
(f)Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings, the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary or any Subsidiary that could at such time, upon designation by Holdings, become an Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, corporate or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, provincial, territorial or state law; or (ii) an involuntary case shall be commenced against Holdings, the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary or any Subsidiary that could at such time, upon designation by Holdings, become an Immaterial Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, corporate or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, receiver and manager, liquidator, sequestrator, monitor, trustee, custodian or other officer having similar powers over Holdings, the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary or any Subsidiary that could at such time, upon designation by Holdings, become an Immaterial Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, receiver and manager, trustee or other custodian of Holdings, the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary or any Subsidiary that could at such time, upon designation by Holdings, become an Immaterial Subsidiary) for all or a substantial part of its property; and any such event described in this clause (ii) shall continue for 60 consecutive days without having been dismissed, vacated, bonded or discharged; or
(g)Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Holdings, the Borrower or any of their Subsidiaries (other than any Immaterial Subsidiary or any Subsidiary that could at such time, upon designation by Holdings, become an Immaterial Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, corporate or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, receiver and manager, monitor, trustee, liquidator, custodian or other similar official in respect of it or for all or a substantial part of its property; or (ii) Holdings, the Borrower or any of their Subsidiaries (other than any Immaterial Subsidiary or any Subsidiary that could at such time, upon designation by Holdings, become an Immaterial Subsidiary) shall make a general assignment for the benefit of creditors; or (iii) Holdings, the Borrower or any of their Subsidiaries (other than any Immaterial Subsidiary or any Subsidiary that could at such time, upon designation by Holdings, become an Immaterial Subsidiary)shall admit in writing its inability to pay its debts as such debts become due; or
(h)Judgments and Attachments. Any one or more final money judgments, writs or warrants of attachment or similar process involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by insurance or indemnitees (including, if applicable, self-insurance) as to which a third party insurance company or indemnitor has been notified and not denied coverage) shall be entered or filed against Holdings, the Borrower or any of their Subsidiaries or any of their respective assets and shall remain unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days or more; or
(i)Employee Benefit Plans. There shall occur one or more ERISA Events, which individually or in the aggregate results in liability of Holdings or any of its Subsidiaries in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or
(j)Change of Control. Unless waived in writing by the Lender in its sole discretion, a Change of Control shall occur; or
(k)Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any Loan Guaranty for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Loan Guarantor shall repudiate in writing its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect or shall be declared null and void or any significant part of the Liens purported to be created under any Collateral Document ceases to be perfected security interests or (iii) any Loan Party shall contest in writing, the validity or enforceability of any provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or any Loan Guaranty) or deny in writing that it has any further liability (other than by reason of the occurrence of the Termination Date);
then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take any of the following actions, at the same or different times: terminate the Commitments and/or declare the portion of the Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of an event with respect to the Borrower described in clause (f) or (g) of this Article 7, the Commitments shall automatically terminate and the principal of the portion of the Loan then outstanding, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, in each case without further action of the Lender. Upon the occurrence and during the continuance of an Event of Default, the Lender may exercise any rights and remedies provided to the Lender under the Loan Documents or at law or equity, including all remedies provided under the UCC.
ARTICLE 8MISCELLANEOUS
SECTION 8.1. Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) below), all notices and other communications provided for herein shall be in writing. Any notice or other communication required to be delivered in writing may be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email (including as a “.pdf” or “.tif” attachment), as follows:
(i)if to any Loan Party, to Holdings and the Borrower at:
Bakkt Opco Holdings, LLC
10000 Avalon Boulevard, Suite 1000
Alpharetta, GA 30009
Attention: Marc D’Annunzio
Email: legal-notices@bakkt.com

With a copy to (in each case, which shall not constitute notice for any purpose hereunder or under any other Loan Document):
Wilson Sonsini Goodrich & Rosati P.C.
650 Page Mill Road
Palo Alto, California 94304
Attn: Dana Hall

Telephone: (650) 849-3053
Email: djhall@wsgr.com
(ii)if to the Lender, at:
Intercontinental Exchange Holdings, Inc.
5660 New Northside Drive
3rd Floor
Atlanta, GA 30328
Attention: Legal Department
Telephone: (770) 738-2106
Fax: (770) 857-4755
Email: legal-notices@theice.com
With a copy to (in each case, which shall not constitute notice for any purpose hereunder or under any other Loan Document):
Allen Overy Shearman Sterling US LLP
599 Lexington Avenue
New York, New York 10022
Attn: Michael Chernick
Fax: (646) 848-5281
Email: michael.chernick@aoshearman.com
All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.01, (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that received notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient) or (C) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
(b)Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communications (including e-mail) pursuant to procedures set forth herein or otherwise approved by the Lender.
(c)Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)The Lender, its Affiliates and Related Parties shall not be liable to any Person for any damages arising from the use by any Person (other than the Lender or its Affiliates or Related Parties) of information or other materials obtained through electronic, telecommunications or other information transmission systems, in each case, except to the extent any such damages arise from the gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, the Lender or any of its Affiliates or Related Parties, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction.
SECTION 8.2. Waivers; Amendments.
(a)No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 8.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
(b)Except as expressly provided herein or in any Loan Document, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Lender or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Lender and the Loan Party or Loan Parties that are parties thereto.
SECTION 8.3. Expenses; Indemnity; Damage Waiver.
(a)The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Lender and its Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to such Persons, taken as a whole) in connection with the preparation, execution, delivery and administration of any Loan Documents and related documentation (but for the avoidance of doubt, only such expenses that are incurred after the Closing Date), including in connection with any amendments, modifications or waivers of the provisions of any Loan Documents (whether or not the transactions contemplated thereby shall be consummated) (provided, that the Borrower’s reimbursement obligation with respect to such fees and expenses incurred by the Lender prior to the Closing Date shall be limited to $200,000) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Lender and each of its Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to such Persons, taken as a whole and, solely in the case of an actual or reasonably perceived conflict of interest and to the extent notice thereof is provided to the Borrower, one additional counsel to all affected Persons taken as a whole and one additional local counsel in each relevant jurisdiction to all affected Persons taken as a whole) in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section 8.03, or in connection with the Loan made hereunder. Other than to the extent required to be paid on the Closing Date, all amounts due under this clause (a) shall be payable by the Borrower within 30 days of receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with reasonable backup documentation supporting such reimbursement requests.
(b)The Borrower shall indemnify the Lender and each of its Related Parties, and their respective successors and assigns (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel to all affected Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and, solely in the case of an actual or reasonably perceived conflict of interest, one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any action, claim, litigation, investigation or proceeding (including any inquiry or investigation of the foregoing) (any of the foregoing, a “Proceeding”) relating to (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of any transactions contemplated hereby or thereby (except for any Taxes (which shall be governed by Section 2.14), other than any Taxes that represent losses, claims or damages arising from any non-Tax claim) or (ii) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, to or from any property currently or formerly owned or operated by any Loan Party or any Subsidiary, or any Environmental Liability; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or any Affiliate or Related Party of such Indemnitee or (y) a material breach of the obligations of such Indemnitee any Affiliate or Related Party under the terms of this Agreement or any other Loan Document by such Indemnitee or any of its Affiliates or Related Parties as determined in a final and non-appealable decision of a court of competent jurisdiction. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 8.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. All amounts due under this clause (b) shall be payable by the Borrower within 30 days (x) after written demand thereof, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with reasonable backup documentation supporting such reimbursement requests.
SECTION 8.4. Waiver of Claim. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Loan or the use of the proceeds thereof, except, in the case of a claim by any Indemnitee against the Borrower or any other Loan Party, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 8.03.

SECTION 8.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (a) none of the Borrower, Holdings or any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender, which consent may be given or withheld in the Lender’s sole discretion (and any attempted assignment or transfer by the Borrower or Holdings without such consent shall be null and void) and (b) the Lender may not assign or otherwise transfer any of its rights or obligations hereunder (including by way of a participation) without the prior written consent of the Borrower, which consent may be given or withheld in the Borrower’s sole discretion (and any attempted assignment or transfer by the Lender without such consent shall be null and void); provided that, notwithstanding the foregoing, upon the occurrence and during the continuance of a Specified Event of Default, the Lender may assign or transfer its rights or obligations hereunder without the consent of the Borrower to any Person (for the avoidance of doubt, any assignee or transferee shall be subject to the restrictions on assignment and transfer set forth in this Section 8.05 that are applicable to the Lender in all respects, and the assigning or transferring Lender shall provide Borrower with written notice of such assignment or transfer). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors, assigns and participants permitted hereby), any legal or equitable right, remedy or claim under or by reason of this Agreement. The Borrower shall maintain a register for the recordation of the names and addresses of the Lenders (and any participants), and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time, as well as the interest of any participants in such amounts (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender (or, as applicable, participant) hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Lender, at any reasonable time and from time to time upon reasonable prior notice.
SECTION 8.6. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of the Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.14, 8.03 and 8.13 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.
SECTION 8.7. Counterparts; Integration; Effectiveness. This Agreement may be manually or electronically executed in counterparts (and by different parties hereto on different counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file, Adobe Sign, or DocuSign))), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Lender constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower, the other Subsidiaries of Holdings party hereto and the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 8.8. Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 8.9. Right of Setoff; Obligations Absolute.
(a)If an Event of Default shall have occurred and be continuing, each of the Lender and its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrower or any Loan Guarantor against any of and all the Obligations then due and owing held by the Lender or such Affiliate, irrespective of whether or not the Lender or such Affiliate shall have made any demand under the Loan Documents. The Lender or any applicable Affiliate shall promptly notify the Borrower of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 8.09. The rights of the Lender and each Affiliate under this Section 8.09 are in addition to other rights and remedies (including other rights of setoff) which the Lender or such Affiliate may have.
(b)Each Loan Party acknowledges and agrees that its obligations under this Agreement and the other Loan Documents are irrevocable and absolute and will not be subject to netting, set-off or reduction against, or be otherwise affected by, any action or alleged claim by any Loan Party or any of its Affiliates pursuant to, or any actual or alleged breach by the Lender or any of its Affiliates of, or any actual or alleged invalidity or other defect of, any of any other agreement or arrangement.
SECTION 8.10. Governing Law; Jurisdiction; Consent to Service of Process.
(a)THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE

JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. THE PARTIES HERETO AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE LENDER RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.
(c)EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 8.10. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.
(d)TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 8.01. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 8.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.
SECTION 8.12. Headings. Article and Section headings and the table of contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 8.13. Confidentiality.
(a)The Lender agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (i) to its and its Affiliates’ directors (or equivalent managers), officers, employees, independent auditors, or other agents, experts and advisors, including accountants, legal counsel, ratings agencies and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions completed hereby and who are informed of the confidential nature of such Confidential Information and are or have been advised of their obligation to keep such Confidential Information of this type confidential; provided that the Lender shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph, (ii) upon the demand or request of any regulatory (including any self-regulatory body) or governmental authority purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any regulatory (including any self-regulatory body) or governmental authority exercising examination or regulatory authority, to the extent practicable and permitted by law, inform the Borrower promptly in advance thereof, (iii) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law, rule or regulation (in which case such Person shall (A) except with respect to any audit or examination conducted by bank accountants or any regulatory (including any self-regulatory body) or governmental authority exercising examination or regulatory authority, to the extent practicable and permitted by law, inform the Borrower promptly in advance thereof and (B) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (iv) in connection with (x) the exercise of any remedy or the enforcement of any right under this Agreement or any other Loan Document in any litigation or arbitration action or proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or proceeding (provided that the Borrower shall be given notice thereof and a reasonable opportunity to seek a protective court order with respect to such information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such information thereafter)) and (y) any foreclosure, sale or other disposition of any Collateral in connection with the exercise of remedies under the Collateral Documents, subject to each potential transferee of such Collateral having entered into customary confidentiality undertakings with respect to such Collateral prior to the disclosure thereof to such Person (which confidentiality obligations will cease to apply to any transferee upon the consummation of its acquisition of such Collateral), (v) subject to an acknowledgment and agreement by such recipient that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to Holdings), to any assignee of or participant in any of its rights or obligations under this Agreement, (vi) with the prior written consent of the Borrower, (vii) in connection with the Lender’s (or its applicable Affiliate’s) public filings to the extent required by applicable Requirements of Law or determined by the Lender in good faith to be required to comply with Requirements of Law and (viii) to the extent such Confidential Information (A) becomes publicly available other than as a result of a breach of this Section 8.13 by such Person, its Affiliates or their respective Representatives or (B) becomes available to the Lender on a non-confidential basis other than as a result of a breach of this Section 8.13 from a source other than a Loan Party that is not to such disclosing Person’s knowledge, after reasonable investigation, subject to confidentiality, fiduciary or other legal obligations to Holdings, the Borrower or any of their respective Affiliates. For the purposes of this Section 8.13, “Confidential Information” means all information relating to the Loan Parties and/or any of their subsidiaries and their respective businesses (including any information obtained by the Lender or any of its Affiliates or Representatives, based on a review of the books and records relating to Holdings and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof).
SECTION 8.14. No Fiduciary Duty. The Lender and its Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender, on the one hand, and any Loan Party, its respective stockholders or its respective Affiliates, on the other. The Loan Parties acknowledge and agree that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and each Loan Party, on the other, and (ii) in connection therewith and with the process leading thereto, (x) the Lender has not assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) the Lender is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that the Lender (solely in its capacity as such) owes a fiduciary or similar duty to such Loan Party in connection with such transaction or the process leading thereto.
SECTION 8.15. USA PATRIOT Act. The Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and each Loan Guarantor, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify the Loan Parties in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lender.
SECTION 8.16. Conflicts. Notwithstanding anything to the contrary contained herein, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control.

ARTICLE 9LOAN GUARANTY
SECTION 9.1. Guaranty. Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally and irrevocably guarantees to the Lender the full and prompt payment upon the failure of the Borrower to do so, when and as the same shall become due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations; provided that it is understood and agreed that each Loan Guarantor also guarantees the Obligations of each other Loan Guarantor (all of the Obligations set forth in this sentence are collectively referred to as the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. If any or all of the Guaranteed Obligations becomes due and payable hereunder, each Loan Guarantor, unconditionally and irrevocably, promises to pay such Guaranteed Obligations to the Lender, on demand, together with any and all expenses which may be incurred by the Lender in collecting any of the Guaranteed Obligations, to the extent reimbursable in accordance with Section 8.03. Each Loan Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Lender whether or not due or payable by the Borrower upon the occurrence of any Event of Default specified in Sections 7.01(f) or 7.01(g), and in such event, irrevocably and unconditionally promises to pay such indebtedness to the Lender, on demand, in Dollars.
SECTION 9.2. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Lender to sue the Borrower, any other Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its rights in respect of any Collateral securing all or any part of the Guaranteed Obligations. The Lender may immediately enforce this Loan Guaranty upon the occurrence and during the continuance of an Event of Default.
SECTION 9.3. No Discharge or Diminishment of Loan Guaranty.
(a)Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional, irrevocable and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than as expressly set forth in Section 9.12), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Lender or any other Person, whether in connection herewith or in any unrelated transactions; (v) any direction as to application of payments by the Borrower or by any other party; (vi) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations; (vii) any payment on or in reduction of any such other guaranty or undertaking; (viii) any dissolution, termination or increase, decrease or change in personnel by the Borrower or (ix) any payment made to the Lender on the Guaranteed Obligations which the Lender repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Loan Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.
(b)Except for termination of a Loan Guarantor’s obligations hereunder or as expressly permitted by Section 9.12, the obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c)Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Lender with respect to any Collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than as set forth in Section 9.12).
SECTION 9.4. Defenses Waived. To the fullest extent permitted by applicable Requirements of Law, and except for termination of a Loan Guarantor’s obligations hereunder or as expressly permitted by Section 9.12, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any other Loan Guarantor or arising out of the disability of the Borrower or any other Loan Guarantor or any other party or the unenforceability of all or any part of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Guarantor. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives, to the extent permitted by applicable Requirements of Law, acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by Requirements of Law, any notice not provided for herein, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Loan Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person, including any right (except as shall be required by applicable statute and cannot be waived) to require the Lender to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Loan Guarantor or any other party or (iii) pursue any other remedy in the Lender’s power whatsoever. The Lender may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent permitted by applicable Requirements of Law), accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations, and the Lender may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, or any security, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except as otherwise provided in Section 9.12. To the fullest extent permitted by applicable Requirements of Law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable Requirements of Law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
SECTION 9.5. Authorization. The Loan Guarantors authorize the Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder (except as set forth in Section 9.12), from time to time to:
(a)change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Loan Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;
(b)take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;
(c)exercise or refrain from exercising any rights against any of the Borrower, any other Loan Party or others or otherwise act or refrain from acting;
(d)release or substitute any one or more endorsers, guarantors, the Borrower, other Loan Parties or other obligors;
(e)settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to their creditors other than the Lender;
(f)apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lender regardless of what liability or liabilities of the Borrower remains unpaid;
(g)consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Loan Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Loan Document, or any of such other instruments or agreements; and/or
(h)take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Loan Guarantors from their respective liabilities under this Loan Guaranty.

SECTION 9.6. Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including a claim of subrogation, contribution or indemnification that it has against any Loan Party in respect of this Loan Guaranty until the occurrence of the Termination Date.
SECTION 9.7. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the other Loan Guarantors forthwith on demand by the Lender.
SECTION 9.8. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that the Lender shall not have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
SECTION 9.9. Maximum Liability. It is the desire and intent of the Loan Guarantors and the Lender that this Loan Guaranty shall be enforced against the Loan Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state or provincial or territorial corporate law, or any state, province, territory, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lender hereunder; provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.
SECTION 9.10. Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article 9, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the Closing Date (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrower after the Closing Date (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Obligations until the Termination Date. This provision is for the benefit of the Lender and may be enforced by the Lender in accordance with the terms hereof.

SECTION 9.11. Liability Cumulative. The liability of each Loan Guarantor under this Article 9 is in addition to and shall be cumulative with all liabilities of such Loan Guarantor to the Lender under this Agreement and the other Loan Documents to which such Loan Guarantor is a party or in respect of any obligations or liabilities of the other Loan Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
SECTION 9.12. Release of Loan Guarantors. Upon the consummation of any transaction or related series of transactions expressly permitted hereunder (as certified in writing by the Borrower to the Lender at least two Business Days prior to the consummation of such transactions) if as a result thereof such Subsidiary Guarantor shall cease to be a Subsidiary (or becomes an Excluded Subsidiary), the applicable Subsidiary Guarantor shall be automatically released from its obligations hereunder and its Loan Guaranty (provided that no Subsidiary Guarantor which becomes an Excluded Subsidiary solely as a result of ceasing to be a Wholly-Owned Subsidiary after the Closing Date, shall be released from its obligations hereunder and its Loan Guaranty if there is no bona fide business purpose for the transaction pursuant to which such Subsidiary Guarantor becomes an Excluded Subsidiary which would result in such release). In connection with any such release, the Lender shall promptly execute and deliver to any Loan Guarantor, at such Loan Guarantor’s expense, all documents that such Loan Guarantor shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 9.12 shall be without recourse to or warranty by the Lender (other than as to the Lender’s authority to execute and deliver such documents).
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BAKKT HOLDINGS, INC., as Holdings
By
/s/ Andrew Main
Name: Andrew Main
Title: Chief Executive Officer and President

BAKKT OPCO HOLDINGS, LLC, as the Borrower
By
/s/ Andrew Main
Name: Andrew Main
Title: Chief Executive Officer and President

INTERCONTINENTAL EXCHANGE HOLDINGS, INC., as the Lender
By
/s/ A. Warren Gardiner
Name: A. Warren Gardiner
Title: Chief Financial Officer